                                                               Exhibit 99(b)(1)

BRIDGING FACILITY AGREEMENT                          Arthur Robinson
                                                     & Hedderwicks
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FBG Treasury (USA) Inc.

(Borrower)

and

Foster's Brewing Group Limited

and

National Australia Bank Limited

Bank of America National Association

Westpac Banking Corporation

Commonwealth Bank of Australia

Australia and New Zealand Banking Group Limited

UBS AG, Stamford Branch

(Participants)

and

National Australia Bank Limited

(Agent)


Arthur Robinson & Hedderwicks
Stock Exchange Centre
530 Collins Street
Melbourne  3000  Australia
Tel  61  3 9614 1011
Fax  61  3 9614 4661

mxcm M0110738559v15 958711  OurRef: MXC:SPL

(C)Arthur Robinson & Hedderwicks 2000

                                                                 Arthur Robinson
BRIDGING FACILITY AGREEMENT                                      & Hedderwicks
-------------------------------------------------------------------------------


TABLE OF CONTENTS

1.       DEFINITIONS AND INTERPRETATION                                       1

         1.1      Definitions                                                 1

         1.2      Interpretation                                              5

         1.3      Trust Deed                                                  5

         1.4      Repayment and prepayment                                    5

         1.5      Principal                                                   6

2.       COMMITMENTS                                                          6

         2.1      Commitments                                                 6

         2.2      Allocation among Participants                               6

         2.3      Obligations several                                         6

3.       CANCELLATION OF COMMITMENTS                                          6

         3.1      During Availability Period                                  6

         3.2      Automatic cancellation                                      7

         3.3      Allocation among Participants                               7

         3.4      At end of Availability Period                               7

         3.5      Reduction on repayment or prepayment                        7

4.       PURPOSE                                                              7

5.       CONDITIONS PRECEDENT                                                 7

         5.1      Conditions precedent to drawing                             7

         5.2      Conditions precedent to each Segment                        7

6.       DRAWDOWN NOTICES                                                     8

         6.1      When notice to be given                                     8

         6.2      Notification to Participants                                8

7.       PRINCIPAL AMOUNT OF SEGMENTS                                         8

         7.1      Principal amount of Segments                                8

         7.2      Number of Segments                                          8

         7.3      Splitting and aggregation                                   9
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

BRIDGING FACILITY AGREEMENT                          Arthur Robinson
                                                     & Hedderwicks
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8.       SELECTION NOTICE                                                     9

         8.1      When Notice to be given                                     9

         8.2      Failure to give Selection Notice                            9

         8.3      Notification to Participants                                9

9.       SELECTION OF FUNDING PERIODS                                         9

10.      REPAYMENT                                                           10

         10.1     Repayment                                                  10

         10.2     Early mandatory repayments                                 10

11.      PREPAYMENTS                                                         10

         11.1     Voluntary prepayments                                      10

         11.2     Special Prepayments                                        11

         11.3     Interest                                                   11

         11.4     Limitation on prepayments                                  11

         11.5     Apportionment                                              11

12.      US$ CASH ADVANCE FACILITY                                           11

         12.1     Advance of Segment                                         11

         12.2     Interest rate                                              11

         12.3     Payment of interest                                        11

         12.4     Netting off                                                11

13.      PAYMENTS AND TAXATION                                               12

         13.1     Time and place                                             12

         13.2     No deduction                                               12

         13.3     Payment to be made on Business Day                         12

         13.4     Distribution by Agent                                      12

         13.5     Appropriation where insufficient money available           12

         13.6     Unanticipated default                                      12

         13.7     Rounding                                                   13

         13.8     Blocked Payments                                           13

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BRIDGING FACILITY AGREEMENT                          Arthur Robinson
                                                     & Hedderwicks
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14.      TAXATION                                                            14

         14.1     Additional payments                                        14

         14.2     Survival of obligations                                    14

         14.3     Tax credits                                                14

15.      CHANGE IN LAW                                                       15

         15.1     Illegality                                                 15

         15.2     Increased costs                                            15

         15.3     Voluntary prepayment on Change in Law                      16

         15.4     Minimisation                                               16

16.      REPRESENTATIONS AND WARRANTIES                                      16

         16.1     Representations and warranties                             16

         16.2     Participant representation and warranties                  16

         16.3     Reliance on representations and warranties                 17

17.      UNDERTAKINGS                                                        17

18.      Events of Default and Trust Deed                                    17

         18.1     Events of Default                                          17

         18.2     Amendment or Waiver                                        18

19.      INTEREST ON OVERDUE AMOUNTS                                         18

         19.1     Default interest                                           18

         19.2     Rate                                                       18

         19.3     Basis of calculation                                       19

         19.4     Capitalisation                                             19

20.      FEES                                                                19

         20.1     Establishment Fee                                          19

         20.2     Facility Fee                                               19

         20.3     Review                                                     19

         20.4     Agency Fees                                                20


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BRIDGING FACILITY AGREEMENT                          Arthur Robinson
                                                     & Hedderwicks
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21.      INDEMNITIES                                                         20

22.      CURRENCY INDEMNITY                                                  21

         22.1     General                                                    21

         22.2     Liquidation                                                21

23.      CONTROL ACCOUNTS                                                    21

24.      EXPENSES                                                            22

25.      STAMP DUTIES                                                        22

26.      SET-OFF                                                             22

27.      WAIVERS, REMEDIES CUMULATIVE                                        23

28.      SEVERABILITY OF PROVISIONS                                          23

29.      MORATORIUM LEGISLATION                                              23

30.      SURVIVAL OF REPRESENTATIONS AND INDEMNITIES                         23

         30.1     Survival of representations                                23

         30.2     Continuing indemnities                                     23

31.      ASSIGNMENTS                                                         24

         31.1     Assignment by the Borrower/Foster's Brewing Group          24

         31.2     Assignment by Participants                                 24

         31.3     Substitution certificates                                  24

         31.4     Assignment by Reference Bank                               25

         31.5     Disclosure                                                 25

         31.6     Change of Lending Office                                   25

         31.7     No increased costs                                         25

         31.8     Trust Deed                                                 25

         31.9     Pro rata assignment                                        25

32.      RELATIONSHIP OF PARTICIPANTS TO AGENT                               26

         32.1     Authority                                                  26

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BRIDGING FACILITY AGREEMENT                          Arthur Robinson
                                                     & Hedderwicks
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         32.2     Instructions; extent of discretion                         26

         32.3     No obligation to investigate authority                     27

         32.4     Agent not a fiduciary                                      27

         32.5     Exoneration                                                27

         32.6     Delegation                                                 28

         32.7     Reliance on documents and experts                          28

         32.8     Notice of transfer                                         28

         32.9     Notice of default                                          28

         32.10    Agent as Participant and banker                            29

         32.11    Indemnity to Agent                                         29

         32.12    Independent investigation of credit                        29

         32.13    No monitoring                                              29

         32.14    Information                                                29

         32.15    Replacement of Agent                                       30

         32.16    Amendments and waivers                                     31

33.      PROPORTIONATE SHARING                                               31

         33.1     Sharing                                                    31

         33.2     Refusal to join in action                                  32

34.      NOTICES                                                             32

35.      AUTHORISED OFFICERs                                                 33

36.      GOVERNING LAW                                                       33

37.      COUNTERPARTS                                                        33

38.      CONFIDENTIALITY                                                     33

39.      ACKNOWLEDGEMENT BY BORROWER AND FOSTER'S BREWING GROUP              34

40.      GOODS AND SERVICES TAX                                              34


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

BRIDGING FACILITY AGREEMENT                          Arthur Robinson
                                                     & Hedderwicks
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Schedule 1                                                                   36

         Participants                                                        36

Schedule 2                                                                   38

         Conditions precedent                                                38

Annexure A                                                                   47

         Drawdown Notice                                                     47

Annexure B                                                                   49

         Selection Notice                                                    49

Annexure C                                                                   50

         Verification certificate                                            50

Annexure D                                                                   52

         Substitution certificate                                            52


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

BRIDGING FACILITY AGREEMENT                          Arthur Robinson
                                                     & Hedderwicks
--------------------------------------------------------------------------------

Date

----------
Parties

----------

1. FBG Treasury (USA) Inc. of Suite 200, 103 Faulk Road, Wilmington, Delaware USA (TREASURY USA), (THE BORROWER).

2. Foster's Brewing Group Limited (ABN 49 007 620 886) of 77 Southbank Boulevard, Southbank, 3006 Victoria Australia (FOSTER'S BREWING GROUP).

3.         Each Bank or Financial Institution named in Schedule 1 (each a
           PARTICIPANT).

4. National Australia Bank Limited (ABN 12 004 044 937) of Level 3, 271 Collins Street, Melbourne 3000 Victoria Australia as Agent for the Participants (in this capacity, the AGENT).

Recital

----------

           The Borrower and Foster's Brewing Group have requested the Participants to provide them with a facility under which financial accommodation of up to a maximum amount of US$810,000,000 may be made available to the Borrower.

--------------------------------------------------------------------------------

It is agreed as follows.
1.       Definitions and interpretation

--------------------------------------------------------------------------------
1.1      Definitions

         The following definitions apply unless the context requires otherwise.

         ACCOMMODATION DATE means a Drawdown Date or a Selection Date.

         ADDITIONAL EQUITY means any proceeds of the issue of shares of Foster's Brewing Group received in excess of the Underwritten Equity Issue.

         A$ or AUSTRALIAN DOLLARS means the lawful currency of Australia.

         AUTHORISED TRANSFEREE means a Related Company of a Participant which will provide the Facility through lending offices located in the same jurisdiction as the Lending Office of the Participant.

         AVAILABILITY PERIOD means the period expiring on the last day of a 364 day period commencing on the date of this Agreement.

         BERINGER means Beringer Wine Estates Holdings, Inc.

         BUSINESS DAY means a weekday on which:


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

BRIDGING FACILITY AGREEMENT                          Arthur Robinson
                                                     & Hedderwicks
--------------------------------------------------------------------------------

      (a) for the purpose of determining LIBOR, the relevant financial markets are open in London;

      (b) in the case of determining the length of a Funding Period for a Segment or where a payment is to be made to or for the account of a Participant in US$, banks are open in New York City and San Francisco;

      (c) for any other purpose, banks are open for business in Melbourne and Sydney.

      CHANGE IN LAW means a change in, the making of or a change in interpretation or application of a law, a treaty or an official directive, guideline or request with which responsible financial institutions in the relevant jurisdiction would comply, including in relation to:

      (a) reserve, liquidity, capital adequacy, special deposits or similar requirements; or

      (b)   Tax (other than an Excluded Tax).

      It does not include anything that was announced, officially notified to financiers generally in the relevant jurisdiction or published before the date of this Agreement (excluding the `New Capital Adequacy Framework' published by the Basle Committee on Banking Supervision).

      COMMITMENT means, in relation to a Participant, the US$ amount against its name in Column 2 of Schedule 1.

      DRAWDOWN DATE means the date on which any accommodation under this Agreement is or is to be drawn utilising any Undrawn Commitments.

      DRAWDOWN NOTICE means a notice under Clause 6.

      EQUITY ISSUE means the aggregate of the Underwritten Equity Issue and Additional Equity.

      EXCHANGEABLE BOND ISSUE means the bonds issued or to be issued by a subsidiary of Foster's Brewing Group of an aggregate face amount of US$400,000,000 upon the security of a subordinated guarantee from Foster's Brewing Group.

      EXCLUDED TAX means:

      (a) a Tax imposed by a jurisdiction on an Indemnified Party or its business as a consequence of the Indemnified Party being a resident of or organised or doing business in that jurisdiction but not any
            Tax:

            (i) that is calculated on or by reference to the gross amount of a payment derived under this Agreement or any Transaction Document or another document referred to in this Agreement or any Transaction Document (without the allowance of a deduction); or

            (ii) that is imposed as a result of the Indemnified Party being considered a resident of or organised or doing business in that jurisdiction solely as a result of it being a party to this Agreement or any Transaction Document or a transaction


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

BRIDGING FACILITY AGREEMENT                          Arthur Robinson
                                                     & Hedderwicks
--------------------------------------------------------------------------------

                       contemplated by this Agreement or any Transaction Document; and


      (b) any other Tax to the extent imposed, or imposed at a higher rate, by a Government Agency upon or after any failure by an Indemnified Party to file, furnish, deliver or otherwise provide any forms, documents or other information to the Governmental Agency or the applicable Borrower or Guarantor within the prescribed time period and in due form if, had there been no such failure, such Tax would not have been imposed or would have been imposed at a lower rate.

      FACILITY means the facility provided under Clause 12.

      FUNDING PERIOD means in relation to a Segment a period for the fixing of interest rates for the Segment. The period commences on the Drawdown Date of the Segment or the last day of the preceding Funding Period of the Segment (as appropriate) and has a duration selected under Clause 9.

      GST has the meaning given in the A New Tax System (Goods and Services Tax) Act 1999.

      INDEMNIFIED PARTY means the Agent or a Participant.

      LENDING OFFICE in relation to a Participant means the office specified with respect to it in Column 3 of Schedule 1 as changed from time to time.

      LIBOR in relation to a Funding Period for a Segment means:

      (a) the rate displayed at 11:00am (London time) two Business Days before that Funding Period on the Reuters screen LIBOR 01 (or any successor screen) page for a term equivalent to that Funding Period for the value date that is the first day of that Funding Period; or

      (b)   if:

            (i) for any reason there are no rates displayed for a term equivalent to that Funding Period; or

            (ii) the basis on which those rates are displayed is changed and in the opinion of the Agent (acting reasonably) those rates cease to reflect the Participants' cost of funding to the same extent as at the date of this Agreement, then LIBOR will be the rate determined by the Agent to be the arithmetic mean of the rates quoted to it by three Reference Banks at or about 11.00am (London time) two Business Days before that Funding Period for the making of deposits in US dollars with the Agent for a term comparable to that Funding Period.

      Each arithmetic mean will be rounded up, if necessary, to a maximum of four decimal places.

      LIQUIDITY means, at any time, the sum of the Long Term Unused Lines plus the aggregate amount of Cash of the Group at that time less Short Term Borrowings at that time. For the purposes of this definition:

      (a) CASH means cash on hand, short term deposits and other cash equivalents excluding any such amounts which are attributable to a Group member and which cannot for any reason (including exchange controls) beyond the control of a Group member directly or indirectly be distributed by way of dividend, loan or other means to the Borrower.

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

BRIDGING FACILITY AGREEMENT                          Arthur Robinson
                                                     & Hedderwicks
--------------------------------------------------------------------------------

      (b) LONG TERM UNUSED LINE means the unused amount of any commitment or limit under any Facility (as defined in the Trust Deed) (other than Transactional Facilities) provided to any member of the Group with a scheduled maturity after the Repayment Date.

      (c) SHORT TERM BORROWINGS means the aggregate amount owing under Facilities (as defined in the Trust Deed) (other than Transactional Facilities) provided to the Group with a scheduled maturity on or before the Repayment Date (excluding the Principal Outstanding).

      MAJORITY PARTICIPANTS means Participants whose Commitments are more than two thirds of the aggregate of the Commitments (or, if the total of the Commitments has been reduced to nil, means the Participants to which more than two thirds of the Principal Outstanding is owing).

      MARGIN means, subject to Clause 20.3, 0.35% per annum provided that, if the proceeds (less any associated costs, expenses and fees) from the Exchangeable Bond Issue by Foster's Brewing Group have not been received by 31 December 2000, the Margin will be 0.40% per annum from 1 January 2001 until such time as such proceeds from the Exchangeable Bond Issue have been received, from which date the Margin will revert to 0.35% per annum.

      PRINCIPAL OUTSTANDING means the aggregate principal amount of all outstanding Segments.

      REFERENCE BANKS means Bank of America, Citibank NA and Chase Manhattan Bank or another bank or financial institution appointed as a Reference Bank in addition to or in place of any of them by the Agent by agreement with Foster's Brewing Group after consulting the Participants.

      REGULATION U means Regulation U of the Board of Governors of the US Federal Reserve System, in effect from time to time.

      REPAYMENT DATE means the last day of the Availability Period.

      SAME DAY FUNDS means:

      (a)   in the case of Australian dollars, immediately available funds; or

      (b) in the case of US dollars, US dollar funds settled through the New York Clearing House Interbank Payments System (or another manner of payment in US dollars specified by the Agent to the applicable Borrower and the Participants as being customary at the time for the settlement of international transactions of the type contemplated by this Agreement).

      SEGMENT means each portion of the accommodation made available under this Agreement that has the same Funding Period and Selection Date.


      SELECTION DATE means the last day of a Funding Period or a day on which any switch is or is to be made under this Agreement.

--------------------------------------------------------------------------------

BRIDGING FACILITY AGREEMENT                          Arthur Robinson
                                                     & Hedderwicks
--------------------------------------------------------------------------------

      SELECTION NOTICE means a notice under Clause 8.

      SHARE of a Participant, in respect of any Segment, means the proportion of that Participant's participation in that Segment to the amount of the Segment (such proportion to be determined under Clause 2.2.

      TRUST DEED means the deed entitled `FBG GROUP FINANCING TRUST DEED' (as amended) between the Borrower, among others, and the Trustee dated 21 February 1993.

      TRUSTEE means AXA Trustees Limited (ACN 004 029 841) or any other person appointed as trustee under the Trust Deed.

      UNDERWRITTEN EQUITY ISSUE means an A$500,000,000 equity issue in the ordinary shares of Foster's Brewing Group underwritten by UBS Warburg or any of its affiliates under an underwriting agreement dated on or about 29 August 2000.

      UNDRAWN COMMITMENT means a Participant's Commitment less the aggregate of its Share of all outstanding Segments.

      US$ or US DOLLARS means the lawful currency of United States of America.

1.2   INTERPRETATION

      Clauses 1.2, 1.3, 1.4 and 1.5 of the Trust Deed apply to this Agreement as if incorporated in this Agreement except that all references in these Clauses to `Deed' and `the Trustee' are replaced with `Agreement' and `a Participant' respectively.

1.3   TRUST DEED

      (a) Each party to this Agreement acknowledges and agrees that the financial accommodation made available or to be made available to the Borrower by the Participants under this Agreement is and will be made available on the terms and conditions contained in the Trust Deed in addition to the terms and conditions of this Agreement.

      (b) Unless defined otherwise in this Agreement, terms defined in the Trust Deed bear the same meaning when used in this Agreement.

      (c) Subject to Clause 32.16(c), each Participant confirms that it will be bound by any amendment agreed to, or waiver given in respect of, the provisions of the Trust Deed by the Trustee in accordance with the instructions of the Majority Creditors or all Creditors as the case requires in accordance with the terms of the amendment or waiver as if it were party to the relevant amendment agreement or had given the relevant waiver.

1.4   REPAYMENT AND PREPAYMENT

      A reference to REPAYMENT or PREPAYMENT of all or part of a Segment is to payment to the Agent in US dollars.

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

BRIDGING FACILITY AGREEMENT                          Arthur Robinson
                                                     & Hedderwicks
--------------------------------------------------------------------------------

1.5   Principal

      A reference to PRINCIPAL or PRINCIPAL AMOUNT, in relation to a Segment is to the principal amount of that Segment.

2.    Commitments

--------------------------------------------------------------------------------
2.1   Commitments

      Subject to this Agreement, each Participant agrees with the Borrower to make available during the Availability Period its participation in each Segment of each Facility so that the aggregate of that Participant's participation in all outstanding Segments will not at any time exceed that Participant's Commitment.

2.2   ALLOCATION AMONG PARTICIPANTS

      Each Participant must participate in each Segment ratably according to its Commitment.

2.3   OBLIGATIONS SEVERAL

      The obligations and rights of each Participant under this Agreement are several and:

      (a) failure of a Participant to carry out its obligations does not relieve any other Participant of its obligations;

      (b) no Participant is responsible for the obligations of any other Participant or the Agent; and

      (c) subject to this Agreement and the Trust Deed, each Participant may separately enforce its rights under this Agreement.

      Each Participant agrees with the other Participants to comply with its obligations under this Agreement.

3.    CANCELLATION OF COMMITMENTS

--------------------------------------------------------------------------------
3.1   DURING AVAILABILITY PERIOD

      (a) On giving not less than two Business Days' prior irrevocable notice to the Agent, Foster's Brewing Group may at any time during the Availability Period cancel all or part of the Undrawn Commitments. Unless the Agent otherwise agrees, a partial cancellation must be in a minimum of US$10,000,000 and in an integral multiple of US$5,000,000.

      (b) The notice given under paragraph (a) must state that Foster's Brewing Group and its Subsidiaries have sufficient funds to complete the acquisition of Beringer and set out the sources of those funds.


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

BRIDGING FACILITY AGREEMENT                          Arthur Robinson
                                                     & Hedderwicks
--------------------------------------------------------------------------------

3.2   AUTOMATIC CANCELLATION

      The Undrawn Commitments will automatically reduce by an amount equal to the amount of the proceeds (less any associated costs, expenses and fees) of any Additional Equity or Exchangeable Bond Issue.

3.3   ALLOCATION AMONG PARTICIPANTS

      Any partial or automatic cancellation will be applied ratably against the Undrawn Commitment of each Participant. The Agent must promptly notify each Participant of any notice received under this Clause and the amount of that Participant's Commitment that is cancelled.

3.4   AT END OF AVAILABILITY PERIOD

      At the close of business (Melbourne time) on the last day of the Availability Period the Undrawn Commitments of the Participants will be cancelled.

3.5   REDUCTION ON REPAYMENT OR PREPAYMENT

      On any repayment (including any mandatory repayment) or any prepayment of all or part of the Principal Outstanding the Commitments will be reduced by an amount equal to the principal amount so repaid or prepaid.

4.    PURPOSE

--------------------------------------------------------------------------------

      The Borrower undertakes to use the net proceeds of all accommodation provided under this Agreement for:

      (a) funding the acquisition by Foster's Brewing Group (or any wholly owned subsidiary of Foster's Brewing Group) of Beringer and fees and costs associated with such acquisition;

      (b) refinancing any existing Financial Indebtedness of Beringer or Beringer's subsidiaries and fees and costs associated with such refinancing; and

      (c) for other purposes related directly or indirectly to the acquisition of Beringer.

5.    CONDITIONS PRECEDENT
--------------------------------------------------------------------------------

5.1   CONDITIONS PRECEDENT TO DRAWING

      The obligations of each Participant under this Agreement are subject to the condition precedent that the Agent receives all of the items described in Schedule 2 in each case in form and substance satisfactory to the Agent acting on the instructions of all Participants.

5.2   CONDITIONS PRECEDENT TO EACH SEGMENT

      The obligations of a Participant to make available each Segment is subject to the following conditions precedent:

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

BRIDGING FACILITY AGREEMENT                          Arthur Robinson
                                                     & Hedderwicks
--------------------------------------------------------------------------------

      (a) (TRUST DEED CONDITIONS PRECEDENT - NO INCREASE IN PRINCIPAL AMOUNT) to the extent only that the provision of the Segment would result in an increase in the aggregate principal amount of all Segments outstanding on that day, each of the conditions precedent set out in paragraphs (i) to (vi) (inclusive) of Clause 5.7(a) of the Trust Deed (subject to Clause 5.7(c) of the Trust Deed) applies as if set out in this Agreement and has been satisfied (on the basis that any reference to the `Funding Creditor' in any of those paragraphs is a reference to a `Participant' as applicable);

      (b) (TRUST DEED CONDITIONS PRECEDENT - NO PROVISION OR ROLLOVER OF ACCOMMODATION) that each of the conditions precedent in paragraphs
            (a) to (d) (both inclusive) of Clause 5.8 of the Trust Deed applies as if set out in this Agreement and has been satisfied (on the basis that any reference to the `Funding Creditor' in any of those paragraphs is a reference to a `Participant' as applicable); and

      (c) (NO DEFAULT) that no Event of Default or Potential Event of Default would result from the provision of the financial accommodation.

6.    DRAWDOWN NOTICES

--------------------------------------------------------------------------------

6.1   WHEN NOTICE TO BE GIVEN

      Whenever the Borrower wishes to make a drawing utilising any of the Undrawn Commitments it must give to the Agent an irrevocable Drawdown Notice substantially in the form of Annexure A, to be received by the Agent not later than 11.00am (Melbourne time) three Business Days before the proposed Drawdown Date (which must be a Business Day).

6.2   NOTIFICATION TO PARTICIPANTS

      The Agent must give prompt notice to each Participant of the contents of each Drawdown Notice and the amount of each Participant's Share of each Segment requested.

7.    PRINCIPAL AMOUNT OF SEGMENTS
--------------------------------------------------------------------------------

7.1   PRINCIPAL AMOUNT OF SEGMENTS

      The Borrower must ensure that the principal amount of each Segment (except with the prior approval of Agent) is a minimum of US$10,000,000 and an integral multiple of US$1,000,000, or the aggregate of the Undrawn Commitments under that Facility.

7.2   NUMBER OF SEGMENTS

      The Borrower must ensure that there are no more than 6 Segments which have been provided to it outstanding at any one time.

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

BRIDGING FACILITY AGREEMENT                          Arthur Robinson
                                                     & Hedderwicks
--------------------------------------------------------------------------------

7.3   SPLITTING AND AGGREGATION

      Subject to Clauses 7.1 and 7.2, the Borrower may on any Selection Date split or aggregate Segments.

8.    SELECTION NOTICE

--------------------------------------------------------------------------------
8.1   WHEN NOTICE TO BE GIVEN

      Not later than 11.00am (Melbourne time) three Business Days before the last day of each Funding Period, the Borrower may give to the Agent an irrevocable Selection Notice substantially in the form of Annexure B.

8.2   FAILURE TO GIVE SELECTION NOTICE

      If the Borrower does not give a Selection Notice in accordance with this Clause in respect of the last day of the Funding Period of any Segment, the Borrower will be deemed to have served a Selection Notice electing to continue the Segment with the same Funding Period, and making without qualification the representations and warranties referenced in Annexure B.

8.3   NOTIFICATION TO PARTICIPANTS

      The Agent must give prompt notice to each Participant of the contents of each Selection Notice and the amount of each Participant's Share of each Segment to be continued.

9.    SELECTION OF FUNDING PERIODS
--------------------------------------------------------------------------------

      (a) Subject to the subsequent provisions of this Clause, Funding Periods selected by the Borrower will be of one, two, three, or six months or, if requested by any party, such other period as the Agent may agree with Foster's Brewing Group.

      (b) If a Funding Period commences on a date in a month for which there is no corresponding date in the month in which it is to end, it will end on the last Business Day in such latter month.

      (c) If a Funding Period would otherwise end on a day which is not a Business Day, that Funding Period will be extended to the next Business Day in the same calendar month or, if none, the preceding Business Day.

      (d)   No Funding Period may extend beyond the Repayment Date.

      (e) If the Borrower fails to select Funding Periods complying with this Clause the Agent may vary any Selection Notice to ensure compliance.


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

BRIDGING FACILITY AGREEMENT                          Arthur Robinson
                                                     & Hedderwicks
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10.   REPAYMENT

--------------------------------------------------------------------------------
10.1  REPAYMENT

         The Borrower must repay the Principal Outstanding of each Segment on the Repayment Date together with all accrued interest, fees and other amounts owing by it under this Agreement.

10.2     EARLY MANDATORY REPAYMENTS

      (a) The Borrower must within 5 Business Days of receipt apply (or ensure the application of) the following amounts in permanent reduction of the Principal Outstanding:

            (i) the proceeds (less any associated costs, expenses and fees) of any equity issue or Exchangeable Bond Issue by Foster's Brewing Group after the date of the Agreement; and

            (ii) the proceeds (less any associated costs, expenses and fees) of any Subordinated Indebtedness incurred by any member of the Group after the date of this Agreement,

            except such proceeds under the Underwritten Equity Issue which are received on or before the first Drawdown Date and are applied in satisfaction of the relevant member of the Group's monetary obligations in relation to the acquisition of Beringer.

      (b) If proceeds of Additional Equity or Exchangeable Bond Issue are received before the first Drawdown Date, then the aggregate Commitments will automatically reduce under Clause 3.2 and paragraph
            (a) will not apply with respect to those proceeds.

      (c) The Borrower must, whenever Liquidity exceeds A$800,000,000, immediately apply an amount equal to the excess in permanent reduction of the Principal Outstanding.

      (d) Foster's Brewing Group must immediately notify the Agent of its receipt of any proceeds referred to in paragraph (a) or (b).

11.   PREPAYMENTS

--------------------------------------------------------------------------------
11.1  VOLUNTARY PREPAYMENTS

      (a) Subject to this Clause, if it gives at least five days' prior notice to the Agent (who must promptly notify the Participants), the Borrower may prepay all or part of the Principal Outstanding without premium or penalty (except amounts payable under Clause 21(d)). That notice is irrevocable. The Borrower must prepay in accordance with it.

      (b) Unless the Agent agrees otherwise, prepayment of part only of a Segment may only be made in a principal amount of a minimum of US$10,000,000 and an integral multiple of US$1,000,000 and so that the remaining part will comply with Clause 7.1.

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

BRIDGING FACILITY AGREEMENT                          Arthur Robinson
                                                     & Hedderwicks
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11.2  SPECIAL PREPAYMENTS

      The Borrower acknowledges that the Borrower may be required to pay the Facility in accordance with Clause 5.5 of Trust Deed and that the Participants have entered into this Agreement and made the Facilities available in reliance on Clause 5.5 of Trust Deed.

11.3  INTEREST

      The Borrower must pay any interest accrued on any amount prepaid under this Agreement at the time of the prepayment.

11.4  LIMITATION ON PREPAYMENTS

         The Borrower may not prepay all or any part of the Principal Outstanding owing by it except in accordance with this Agreement.

11.5  APPORTIONMENT

         Prepayments under Clause 11.1 will be applied ratably in reduction of the respective participations of all the Participants in the Principal Outstanding.

12.   US$ CASH ADVANCE FACILITY

--------------------------------------------------------------------------------

12.1  ADVANCE OF SEGMENT

      Subject to this Agreement, whenever the Borrower requests a Segment in a Drawdown Notice, each Participant through its Lending Office must make available its Share of that Segment to the Agent in immediately available funds by 11.00am (New York time) on the relevant Drawdown Date to the account specified in the Drawdown Notice.

12.2  INTEREST RATE

      Interest will accrue from day to day on each Segment for each Funding Period at the rate per annum determined by the Agent to be the aggregate of the Margin and LIBOR for that Funding Period. That interest will be computed on the basis of the actual number of days elapsed and a year of 360 days. The Agent must notify the Borrower of the applicable LIBOR rate promptly after it is ascertained.

12.3  PAYMENT OF INTEREST

      The Borrower must pay that accrued interest in US dollars on the last day of the relevant Funding Period.

12.4  NETTING OFF

      If the Borrower requests a new Segment on the last day of the Funding Period of an old Segment, then only the net amount between:

      (a) the funds required to be provided by the relevant Participants for the account of such Borrower in relation to that new Segment; and

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

BRIDGING FACILITY AGREEMENT                          Arthur Robinson
                                                     & Hedderwicks
--------------------------------------------------------------------------------

      (b) the funds payable by that Borrower for the account of the relevant Participants by way of repayment of the old Segment,

         need to be paid or made available, as the case may be.

13.   PAYMENTS AND TAXATION

--------------------------------------------------------------------------------
13.1  TIME AND PLACE

      Unless this Agreement provides otherwise, the Borrower will make all payments due from it under this Agreement in Same Day Funds and in respect of payments in Australian dollars not later than 11.00am (Melbourne time) and in respect of payments in US dollars not later than 11:00am (New York time) on the due date to the account specified by the Agent from time to time.

13.2  NO DEDUCTION

      Unless this Agreement provides otherwise, the Borrower will make all payments required from it under this Agreement without set-off or counterclaim and without deduction or withholding, whether on account of Taxes (except to the extent the Borrower is obliged by law to deduct Taxes, but without prejudice to Clause 14.1) or otherwise.

13.3  PAYMENT TO BE MADE ON BUSINESS DAY

      If any payment is due on a day that is not a Business Day, the due date will be the next Business Day in the same calendar month or, if none, the preceding Business Day.

13.4  DISTRIBUTION BY AGENT

      Unless this Agreement or any Transaction Document expressly provides otherwise, the Agent must promptly distribute amounts received under this Agreement or any Transaction Document for the account of the Participants among the Participants in accordance with their respective entitlements and in like funds as they are received by the Agent. To make any distribution the Agent may buy and sell currencies in accordance with its normal procedures.

13.5  APPROPRIATION WHERE INSUFFICIENT MONEY AVAILABLE

      Amounts received by the Agent will be appropriated between principal, interest and other amounts as the Agent determines. This appropriation will override any appropriation made by the Borrower. Without limitation, the Agent may appropriate amounts first in payment of amounts payable to it by way of indemnity or reimbursement.

13.6  UNANTICIPATED DEFAULT

      (a) (ASSUMPTION AS TO PAYMENT) The Agent may assume that a party (the PAYER) due to make a payment for the account of another party (the RECIPIENT) makes that payment when due unless the Payer

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

BRIDGING FACILITY AGREEMENT                          Arthur Robinson
                                                     & Hedderwicks
--------------------------------------------------------------------------------

            notifies the Agent at least one Business Day before the due date that the Payer will not be making the payment.

      (b) (RELIANCE ON ASSUMPTION) In reliance on that assumption, the Agent may make available to the Recipient on the due date an amount equal to the assumed payment.

      (c) (RECOUPMENT) If the Payer does not in fact make the assumed payment, the Recipient must repay the Agent the amount on demand. The Payer will still remain liable to make the assumed payment, but until the Recipient does repay the amount, the Payer's liability will be to the Agent in the Agent's own right.

      (d) (INTEREST) If the Payer is the Borrower, any interest on the amount of the assumed payment accruing before recovery will belong to the Agent. If the Payer is a Participant, that Participant must pay interest on the amount of the assumed payment at the rate determined by the Agent, in line with its usual practice, for advances of similar duration to financial institutions of the standing of the Participant.

13.7  ROUNDING

         In making any allocation or appropriation under this Agreement the Agent may round amounts to the nearest dollar.

13.8     BLOCKED PAYMENTS

      (a) (NOTIFICATION OF APPLICATION) If the Agent becomes aware that it is unlawful or, in the opinion of the Agent, impracticable, for any payment to be made for the account of an Indemnified Party in accordance with Clause 13.1, the Agent must notify Foster's Brewing Group and that Indemnified Party.

      (b) (ALTERNATIVE MANNER OF PAYMENT) Until the notice is revoked the Borrower must make the payments to the account specified in writing by the Indemnified Party or to another account or in another manner agreed between the Borrower and the Indemnified Party.

      (c) (REPORTING TO AGENT) That Indemnified Party must keep the Agent fully informed as to all payments so received by it and as to all agreements with respect to those payments.

      (d) (REVOCATION) If the Agent becomes aware that it is no longer unlawful or, in the opinion of the Agent, impracticable for any payment of the type referred to in a notice under paragraph (a), to be made in accordance with Clause 13.1 the Agent must revoke that notice in relation to payments of that type.

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

BRIDGING FACILITY AGREEMENT                          Arthur Robinson
                                                     & Hedderwicks
--------------------------------------------------------------------------------

14.      TAXATION

--------------------------------------------------------------------------------
14.1  ADDITIONAL PAYMENTS

      If the Borrower is obliged to make a deduction in respect of Tax from a payment under this Agreement:

      (a) (PAY DEDUCTION) it must promptly pay the amount deducted to the appropriate Governmental Agency;

      (b) (RECEIPT) it must give the Agent the original receipt (or other documents reasonably acceptable to the relevant Indemnified Party) evidencing the payment promptly upon its receipt or preparation of the relevant documents; and

      (c) (GROSS-UP) unless the Tax is an Excluded Tax, it must pay the relevant Indemnified Party on the due date for the payment an additional amount so that the Indemnified Party receives a net amount (after allowance for any further deduction) equal to the amount it would have received if no deduction had been made. It indemnifies the relevant Indemnified Party against the Tax and any amounts recoverable from the relevant Indemnified Party in respect of the Tax.

      The Borrower waives any statutory or other right to recover from any Indemnified Party any amount paid under this Clause other than by reason of manifest error or mistake of law or fact.

14.2  SURVIVAL OF OBLIGATIONS

      The obligation of the Borrower under this Clause 14 will survive the repayment of any Principal Outstanding and the termination of this Agreement or any Transaction Document.

14.3  TAX CREDITS

      (a) (REDUCTION) For so long as no Event of Default entitling an Indemnified Party or the Trustee to make a declaration under Clause 5.2(A) or (B) of the Trust Deed has occurred and is subsisting, whenever:

            (i) the Borrower pays any additional amount to, for the account of, or on behalf of, an Indemnified Party, in respect of amounts payable under Clause 14.1 (ADDITIONAL TAXES); and

            (ii) the Indemnified Party determines in its absolute discretion that it has received any clearly identifiable credit against or relief or remission for the amount or repayment of, any Tax paid or payable by it in respect of or calculated with reference to the deduction or withholding giving rise to such Additional Tax, then to the extent that it determines that a payment to the Borrower can be made without prejudice to the retention of the amount of such credit, relief, remission or repayment, the Indemnified Party will


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

BRIDGING FACILITY AGREEMENT                          Arthur Robinson
                                                     & Hedderwicks
--------------------------------------------------------------------------------

            promptly pay to the Borrower the amount of any consequent reduction in its Tax.

      (b) (OWN TAX AFFAIRS) Nothing in paragraph (a) will interfere with the right of an Indemnified Party to arrange its Tax affairs in any manner it thinks fit. In particular, no Indemnifiable Party will be under any obligation to claim any credit, relief, remission or repayment in respect of the amount of any Additional Taxes if such claim would prejudice any other credit, relief, remission or repayment available to it or to disclose to the Borrower any information regarding its tax affairs or tax computations.

15.   CHANGE IN LAW

--------------------------------------------------------------------------------

15.1     ILLEGALITY

      (a) (ILLEGALITY) If a Change in Law makes it illegal or impossible for a Participant to provide a Segment, the Participant may by notice to the Borrower:

            (i) (TERMINATE COMMITMENT) terminate its obligation under this Agreement to provide that Segment; and

            (ii) (PREPAYMENT) direct the Borrower to prepay the Segment, together with all other amounts payable to the Participant with respect to the Segment under this Agreement.

      (b) (PREPAYMENT) The Borrower must make a prepayment required under paragraph (a)(ii):


            (i) (EXISTING ILLEGALITY) if the illegality or impossibility has already arisen at the date the notice is given, immediately; or

            (ii) (FUTURE ILLEGALITY) otherwise, on the day which is the latest date on which the prepayment can be made without the illegality or impossibility arising.

15.2  INCREASED COSTS

      (a) (INCREASED COSTS) If a Change in Law results in an Indemnified Party suffering any of the following in connection with financial accommodation provided or to be provided under this Agreement:

            (i)   (INCREASED COSTS) its costs are increased;

            (ii) (REDUCED RECEIPTS) an amount received or receivable by it is reduced; or

            (iii) (REDUCED RETURN) its return on capital or other effective return is reduced,

      the Indemnified Party may notify the Borrower of the relevant Change in Law. Subject to paragraph (b), after that notice is given, the Borrower must pay the Indemnified Party the amounts certified

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

BRIDGING FACILITY AGREEMENT                          Arthur Robinson
                                                     & Hedderwicks
--------------------------------------------------------------------------------

      by an Authorised Officer of the Indemnified Party as necessary to compensate the Indemnified Party for the increase or reduction.

      (b)   (REQUIREMENTS FOR VALID DEMAND) A demand under paragraph (a) must:

            (i) give details of the basis and computation of the amount demanded; and

            (ii) specify a date for payment which is at least 14 days after the date the demand is given.

15.3  VOLUNTARY PREPAYMENT ON CHANGE IN LAW

      If the Borrower becomes aware that as a result of a Change in Law it is or may be obliged to make a payment under Clause 14.1(c) or 15.2(a), the Borrower may notify the relevant Indemnified Party through the Agent that it wishes to prepay any Segment affected. That notice is irrevocable. The Borrower must prepay in accordance with it on the last day of the relevant Funding Period current when the notice is given.

15.4  MINIMISATION

      (a) (NEGOTIATION) If requested by Foster's Brewing Group, the Agent and any relevant Indemnified Party must negotiate with Foster's Brewing Group with a view to finding a means to avoid or minimise the consequences of a Change in Law mentioned in this Clause, including changing Lending Offices.

      (b) (NO DEFENCE) The Borrower may not refuse a demand under Clause 15.2 on the ground that the relevant increase or reduction or loss of tax relief could have been avoided.

16.   REPRESENTATIONS AND WARRANTIES

--------------------------------------------------------------------------------

16.1  REPRESENTATIONS AND WARRANTIES

      (a) Each of the Borrower and Foster's Brewing Group acknowledges that each of the Indemnified Parties enters into this Agreement in reliance on the representations and warranties contained in Clause 3 of the Trust Deed being true and correct in all material respects.

      (b) Each of the Borrower and Foster's Brewing Group acknowledges that the representations and warranties in Clause 3 of the Trust Deed are repeated for the benefit of the Indemnified Parties in accordance with Clause 3.4 of the Trust Deed.

      (c) Foster's Brewing Group warrants that the Exchangeable Bond Issue is not and will not be an Approved Facility.

16.2  PARTICIPANT REPRESENTATION AND WARRANTIES

      Each Participant represents and warrants to each party that it, in good faith, is not relying upon any margin stock (as defined in Regulation U) as

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

BRIDGING FACILITY AGREEMENT                          Arthur Robinson
                                                     & Hedderwicks
--------------------------------------------------------------------------------

      collateral in the extension or maintenance of the financial accommodation provided for in this Agreement.

16.3  RELIANCE ON REPRESENTATIONS AND WARRANTIES

      Each of the Borrower and Foster's Brewing Group acknowledges that the Indemnified Parties have entered this Agreement in reliance on the representations and warranties in this Clause.

17.   UNDERTAKINGS

--------------------------------------------------------------------------------

      (a) Each of the Borrower and Foster's Brewing Group acknowledges that it has given the undertakings in the Trust Deed for the benefit of the Indemnified Parties and that each Indemnified Party is entering into this Agreement in reliance on those undertakings.

      (b) Foster's Brewing Group undertakes to use its reasonable efforts to ensure that, once it has directly or indirectly acquired at least 50% of the shares in Beringer (the Initial Shares) it acquires as soon as practicable all of the remaining issued shares in Beringer. This does not oblige Foster's Brewing Group to acquire the remaining shares on terms which are materially different from the terms upon which it directly or indirectly acquires the Initial Shares.

      (c) In the event that the Borrower provides a Drawdown Notice under Clause 6, Foster's Brewing Group will not, and will ensure that the issuer under the Exchangeable Bond Issue does not, cancel, reduce materially amend or delay the Exchangeable Bond Issue or delay the receipt of any proceeds from that issue.

      (d) Foster's Brewing Group undertakes to ensure that the Exchangeable Bond Issue does not at any time become an Approved Facility.

      (e) Foster's Brewing Group undertakes to provide a certificate from the Chief Financial Officer no later than one Business Day after each monthly meeting of the board of directors of Foster's Brewing Group certifying the Liquidity as at the month end, the calculation thereof and the amount in excess of A$800,000,000 (if any).

      (f) Foster's Brewing Group must not increase the price per Beringer share under its takeover offer above US$55.75.

18.   EVENTS OF DEFAULT AND TRUST DEED

--------------------------------------------------------------------------------

18.1  EVENTS OF DEFAULT

      (a) The list of Events of Default and the rights of the Indemnified Parties as Creditors as a consequence of an Event of Default are set out in Clause 5 of the Trust Deed. Each of the Borrower and Foster's Brewing Group acknowledges that each Indemnified Party enters into this Agreement in reliance on the rights conferred under

--------------------------------------------------------------------------------

BRIDGING FACILITY AGREEMENT                          Arthur Robinson
                                                     & Hedderwicks
--------------------------------------------------------------------------------

            Clause 5 of the Trust Deed and on the basis that they are and will be entitled to exercise those rights as a `Creditor'.

      (b) If an Event of Default is subsisting and the Agent is required or entitled to give any directions or instructions to the Trustee, or is itself entitled to take any action under Trust Deed or any other Transaction Document as a result of the Event of Default, the Agent must give those directions or in accordance with the instructions of the Majority Participants. Such action includes the Agent or, if applicable, the Trustee giving a notice under Clause 5.2 of the Trust Deed.

18.2     AMENDMENT OR WAIVER

         Each Participant confirms that they will be bound by any amendment agreed to or waiver given in respect of the provisions of the Trust Deed by the Trustee in accordance with the instructions of the Majority Creditors or all Creditors, as the case requires, in accordance with the terms of the amendment or waiver as if it were part to the relevant amendment agreement or had given the relevant waiver.

19.      INTEREST ON OVERDUE AMOUNTS
--------------------------------------------------------------------------------
19.1     DEFAULT INTEREST

         (a) Subject to Clause 19.6 , the Borrower will pay interest on all amounts due and payable by it under or in relation to this Agreement (including such amounts due for payment under Claus 5 of the Trust Deed) and unpaid (including interest payable under this Clause). Interest under this Clause will accrue on a daily basis at the rate provided in Clause 19.2 from the date such amount is due and payable.

         (b) All amounts payable by the Borrower to an Indemnified Party under this Clause 19.1 will be payable on demand by the Agent.

19.2     RATE

         Such interest will accrue from the due date up to the date of actual payment, before and (as a separate and independent obligation) after judgment at a rate determined by the Agent to be the aggregate of 2% per annum and the higher of:

         (a) the rate (if any) applicable to such amount immediately prior to the due date; and

         (b) the sum of the Margin and the arithmetic mean (rounded upwards, if necessary, to the nearest four decimal places) of the rates quoted to the Agent no later than two Business Days after the date of default (or, as appropriate, the second Business Day before the expiry of the funding period referred to below) by the Reference Banks or, in the case of an unpaid A$ amount, three Australian banks (as selected by

BRIDGING FACILITY AGREEMENT                          Arthur Robinson
                                                     & Hedderwicks
--------------------------------------------------------------------------------

               the Agent), for the making of deposits in the currency concerned of an amount comparable to the overdue amount on call or for such funding period not exceeding three months as the Agent may determine from time to time (or, if no such quotes are available, such equivalent rate as the Agent may determine).

19.3     BASIS OF CALCULATION

         Interest under Clause 19.2 will be calculated on the basis of a year of 365 days (in the case of unpaid amounts denominated in Australian dollars) or 360 days (in the case of unpaid amounts denominated in US dollars).

19.4     CAPITALISATION

         Unless demanded more frequently, interest under this Clause 19 will capitalise quarterly.

20.      FEES

--------------------------------------------------------------------------------
20.1     ESTABLISHMENT FEE

         The Borrower must pay each Participant (or as nominated by a Participant), within 5 Business Days of the date of this Agreement, an establishment fee in US dollars equal to 0.15% of that Participant's Commitment as at the date of this Agreement.

20.2     FACILITY FEE

         (a) Subject to paragraph (d) and Clause 20.3, a facility fee accrues from the date of this Agreement at 0.20% per annum on the maximum amount of the Commitment of each Participant in each calendar quarter in which the facility fee is calculated.

         (b) The facility fee is calculated on the actual number of days elapsed and on the basis of a year of 360 days.

         (c) The accrued facility fee must be paid by the Borrower in US dollars in arrears on the last Business Day of each calendar quarter.

         (d) If the net proceeds from the Exchangeable Bond Issue by Foster's Brewing Group have not been received by 31 December 2000, the facility fee will accrue at 0.25% per annum on and from 1 January 2001 until such time as the proceeds (less any associated costs, expenses and fees) from the Exchangeable Bond Issue have been received, on and from which date the facility fee will revert to 0.20% per annum.

20.3     REVIEW

         If Foster's Brewing Group's Standard and Poor's rating falls below BBB+, the parties acknowledge that the Indemnified Parties may change the fees and Margin after consultation with the Borrower and Foster's Brewing Group. Any change in the fees or Margin will take effect on the giving of a notice by
--------------------------------------------------------------------------------

BRIDGING FACILITY AGREEMENT                          Arthur Robinson
                                                     & Hedderwicks
--------------------------------------------------------------------------------

         the Agent (acting on the instructions of all Participants). The Agent may give any number of separate notices if there are any further falls in the credit rating.

20.4     AGENCY FEES

         An agency fee must be paid by the Borrower to the Agent in accordance with the terms set out in an agency fee letter dated on or about the date of this Agreement.

21.      INDEMNITIES

--------------------------------------------------------------------------------

         Each of the Borrower and Foster's Brewing Group (jointly and severally) indemnifies each Indemnified Party on demand against any claim, loss, liability, cost and expense that may be incurred or sustained by the Indemnified Party (or any officer or employee of the Indemnified Party) as a consequence of:

         (a) the occurrence of any Event of Default or Potential Event of Default;

         (b) any statement in, conduct relying on or omission or alleged omission from:

                  (i)      any information memorandum or loan proposal; or

                  (ii) any document or information prepared or authorised by it,

                           or any claim in respect of any of the above
                           (including reasonable legal costs on a full indemnity basis);

         (c) a Segment requested in a Drawdown Notice or Selection Notice not being provided for any reason (including, without limitation, failure to fulfil any condition precedent but excluding any default by the Indemnified Party which is claiming under this Clause);

         (d) a Participant receiving payments of principal in respect of any Segment (including under Clause 10.2) other than on the last day of a Funding Period relating to the Segment or any period under Clause 19.2 for any reason, including, without limitation, prepayment in accordance with this Agreement, but excluding default by the Agent; or

         (e) any investigative, administrative or judicial proceeding (whether or not such Indemnified Party shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of the proceeds of the Segments hereunder.

         Without limitation, the indemnity will cover any amount determined by the relevant Participant to be incurred by reason of the liquidation or re-employment of deposits or other funds acquired or contracted for by the relevant Participant to fund or maintain any Segment or amount (including loss of margin).

BRIDGING FACILITY AGREEMENT                          Arthur Robinson
                                                     & Hedderwicks
--------------------------------------------------------------------------------

         Nothing in this Clause, prevents the Borrower or Foster's Brewing Group from taking legal action against an Indemnified Party for amounts received under paragraph (e) on the grounds that the loss indemnified resulted from gross negligence or wilful misconduct of the Indemnified Party.

22.      CURRENCY INDEMNITY

--------------------------------------------------------------------------------
22.1     GENERAL

         Each of the Borrower and Foster's Brewing Group (jointly and severally) indemnifies each Indemnified Party on demand against any deficiency that may arise whenever, for any reason (including, without limitation, as a result of a judgment or order):

         (a) that Indemnified Party receives or recovers an amount in one currency (the Payment Currency) in respect of an amount denominated under this Agreement in another currency (the Due Currency); and

         (b) the amount actually received or recovered by that Indemnified Party in accordance with its normal practice when it converts the Payment Currency into the Due Currency is less than the relevant amount of the Due Currency.

22.2     LIQUIDATION

         In the event of the Liquidation of the Borrower, each of the Borrower and Foster's Brewing Group (jointly and severally) indemnifies each Indemnified Party against any deficiency resulting from any variation between:

         (a) the exchange rate actually applied for the purposes of the Liquidation in converting into another currency an amount expressed in one currency due or contingently owing under this Agreement or under a judgment or order relating to this Agreement; and

         (b) the exchange rate at which that Indemnified Party in accordance with its normal practice would be able to purchase the last-mentioned currency with the first-mentioned currency as at the final date or dates for the filing of proof or other claim in the Liquidation or the nearest available prior date including any premiums and costs of exchange payable in connection with the purchase.

23.      CONTROL ACCOUNTS
--------------------------------------------------------------------------------
         The accounts kept by the Agent constitute sufficient evidence unless the contrary is proved of the amount at any time due from the Borrower under this Agreement.

BRIDGING FACILITY AGREEMENT                          Arthur Robinson
                                                     & Hedderwicks
--------------------------------------------------------------------------------
24.      EXPENSES

--------------------------------------------------------------------------------

         Within 5 Business Days of demand, the Borrower must reimburse and indemnify:

         (a) the Agent for the reasonable expenses of the Agent in relation to the preparation, execution and completion of this Agreement and any subsequent consent, approval, waiver or amendment including in each case reasonable legal costs and expenses (together with any GST payable with respect to the expenses referred to in this Clause (subject to the receipt by the Borrower of a valid tax invoice)); and

         (b) each Indemnified Party for the expenses of that Indemnified Party in relation to the enforcement of this Agreement, or the preservation or of any rights under this Agreement including in each case legal costs and expenses (together with any GST payable with respect to the expenses referred to in this Clause (subject to the receipt by the Borrower of a valid tax invoice)).

25.      STAMP DUTIES
--------------------------------------------------------------------------------

         (a) The Borrower must pay all stamp, transaction, registration and similar Taxes (including fines, penalties and interest) that may be payable or determined to be payable in relation to the execution, delivery, performance or enforcement of this Agreement or any payment or receipt or any other transaction contemplated by this Agreement.

         (b) Those Taxes include financial institutions duty, debits tax or other Taxes payable by return and Taxes passed on to any Indemnified Party by a bank or financial institution.

         (c) The Borrower indemnifies each Indemnified Party on demand against any liability resulting from delay or omission to pay those Taxes, except to the extent the liability results from failure by the Indemnified Party to pay any Tax after having been put in cleared funds to do so by the Borrower.

26.      SET-OFF
--------------------------------------------------------------------------------

         (a) The Borrower severally authorises each Indemnified Party if an Event of Default which would entitle that Indemnified Party (as a Creditor) or the Trustee to make a declaration under Clause 5.2(A) or (B) of the Trust Deed has occurred and is subsisting to apply any credit balance in any currency (whether or not matured) in any of its accounts with any branch of that Indemnified Party towards satisfaction of any sum at any time due and payable by it to that Indemnified Party under or in relation to this Agreement or any Transaction Document.

         (b) Any Indemnified Party may effect currency exchanges appropriate to implement that application.

BRIDGING FACILITY AGREEMENT                          Arthur Robinson
                                                     & Hedderwicks
--------------------------------------------------------------------------------
27. WAIVERS, REMEDIES CUMULATIVE

         (a) No failure to exercise or delay in exercising any right, power or remedy under this Agreement operates as a waiver. A single or partial exercise of any right, power or remedy does not preclude any other or further exercise of that or any other right, power or remedy.

         (b) The rights, powers and remedies provided to the parties in this Agreement are in addition to, and do not exclude or limit, any right, power or remedy provided by law or equity or by any agreement.

28.      SEVERABILITY OF PROVISIONS
--------------------------------------------------------------------------------

         Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction is ineffective as to that jurisdiction to the extent of the prohibition or unenforceability. That does not invalidate the remaining provisions of this Agreement nor affect the validity or enforceability of that provision in any other jurisdiction.

29.      MORATORIUM LEGISLATION
--------------------------------------------------------------------------------

         To the full extent permitted by law all legislation that at any time directly or indirectly:

         (a) lessens, varies or affects in favour of the Borrower or Foster's Brewing Group any obligation under this Agreement; or

         (b) delays, prevents or prejudicially affects the exercise by any Indemnified Party of any right, power or remedy conferred by this Agreement,

         is excluded from this Agreement.

30.      SURVIVAL OF REPRESENTATIONS AND INDEMNITIES
--------------------------------------------------------------------------------
30.1     SURVIVAL OF REPRESENTATIONS

         All representations and warranties in this Agreement will survive the execution and delivery of this Agreement and final payment of the Principal Outstanding.

30.2     CONTINUING INDEMNITIES

         Each indemnity in this Agreement shall:

         (a)      be a continuing obligation;

         (b) constitute a separate and independent obligation of the party giving the indemnity from its other obligations under this Agreement; and

         (c)      survive the termination of this Agreement.

31.      ASSIGNMENTS

--------------------------------------------------------------------------------

31.1     ASSIGNMENT BY THE BORROWER/FOSTER'S BREWING GROUP

         Neither the Borrower nor Foster's Brewing Group may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent acting on the instructions of all Participants.

31.2     ASSIGNMENT BY PARTICIPANTS

         A Participant may assign all or any of its rights or transfer all or any of its obligations under this Agreement at any time if:

         (a)      any necessary prior Authorisation is obtained;

         (b) unless the transferee or assignee is an Authorised Transferee, Foster's Brewing Group has given its prior consent, which:

                  (i)      it must not withhold unreasonably; and

                  (ii) will be deemed to have been given if no response is received within 30 days of the request for consent;

         (c) in the case of a transfer of obligations, the transfer is effected by a substitution in accordance with

                  Clause 31.3; and

         (d) the assignee or transferee first executes or delivers to Foster's Brewing Group (with a copy to the Agent) a Creditor Accession Deed if it is not already a Creditor.

31.3     SUBSTITUTION CERTIFICATES

         (a) If a Participant (the TRANSFEROR) wishes to substitute a new bank or financial institution for all or part of its participation under this Agreement, it and the substitute must execute and deliver to the Agent four counterparts of a certificate substantially in the form of Annexure D.

         (b) On receipt of the certificate, if the Agent is satisfied that the substitution complies with Clause 31.2, it must promptly:

                  (i)      notify Foster's Brewing Group;

                  (ii) countersign the counterparts on behalf of all other parties to this Agreement;

                  (iii) enter the substitution in a register kept by it (which will be conclusive); and

                  (iv) retain one counterpart and deliver the others to the Transferor Participant, the substitute Participant and Foster's Brewing Group.

         (c) When the certificate is countersigned by the Agent, the Transferor will be relieved of its obligations to the extent specified in the certificate and the substitute Participant will be bound by this Agreement and the Trust Deed as stated in the certificate.

BRIDGING FACILITY AGREEMENT                          Arthur Robinson
                                                     & Hedderwicks
--------------------------------------------------------------------------------

         (d) Each other party to this Agreement irrevocably authorises the Agent to sign each certificate on its behalf.

         (e) Unless the Agent otherwise agrees, no substitution may be made while any Drawdown Notice or Selection Notice is current.

         (f) Each Participant which has transferred or assigned any of its rights or obligations under this Agreement to a person who is not a Creditor must give Foster's Brewing Group and the Trustee the notices referred to in Clause 7.2 of Trust Deed with respect to such assignment or transfer unless that person is already a Creditor and a copy of the applicable Creditor Accession Deed has been given to the Agent.

31.4     ASSIGNMENT BY REFERENCE BANK

         If a Participant that is a Reference Bank ceases to be a Participant then, in consultation with Foster's Brewing Group, the Agent must appoint another Participant as a replacement Reference Bank.

31.5     DISCLOSURE

         A Participant may disclose, with the prior consent of Foster's Brewing Group (which must not be unreasonably withheld) or as otherwise permitted under the Trust Deed, to a proposed assignee, transferee or sub-participant information that relates to any member of the Group or was furnished in connection with this Agreement or the Trust Deed.

31.6     CHANGE OF LENDING OFFICE

         A Participant may change its Lending Office to another jurisdiction if it first notifies and consults with Foster's Brewing Group.

31.7     NO INCREASED COSTS

         Despite anything to the contrary in this Agreement, if an Indemnified Party assigns or transfers its rights and/or obligations under this Agreement or changes its Lending Office, the Borrower will not be required to pay any net increase in the aggregate amount of costs, Taxes, fees or charges that is a consequence of the assignment, transfer or change of Lending Office and of which the Participant or its assignee or transferee (as applicable) was aware or ought reasonably to have been aware on the date of the assignment, transfer or change.

31.8     TRUST DEED

         Nothing in this Clause 31 limits Clauses 7, 34 and 35 of the Trust
         Deed.

31.9     PRO RATA ASSIGNMENT

         Despite the above, an assignment or transfer of all or a proportion of the Commitment of a Participant which is an original party to this Agreement (an Original Participant) may only occur at any time if all or, as applicable, the same proportion of each other Original Participant's Commitment is assigned

BRIDGING FACILITY AGREEMENT                          Arthur Robinson
                                                     & Hedderwicks
--------------------------------------------------------------------------------

         or transferred at approximately the same time. This does not apply to a transfer or assignment by an Original Participant to its Authorised Transferee, but the Authorised Transferee will be treated as an Original Participant for the purposes of this provision.

32.      RELATIONSHIP OF PARTICIPANTS TO AGENT

--------------------------------------------------------------------------------
32.1     AUTHORITY

         (a) Subject to Clause 32.15 each Participant irrevocably appoints the Agent to act as its agent under this Agreement and as its Facility Agent under the Transaction Documents with all powers expressly delegated to the Agent by this Agreement and a Facility Agent under the Transaction Documents together with all other powers reasonably incidental to those powers.

         (b) The Agent will have no duties or responsibilities except those expressly set out in this Agreement or, as applicable, the Transaction Documents.

32.2     INSTRUCTIONS; EXTENT OF DISCRETION

         (a)      (i)     Where this Agreement or a Transaction Document
                          expressly stipulates that the Agent is to exercise any of its rights, powers and discretions (each a Power) on the instructions of a certain Participant, certain
                          Participants or all Participants, or if the Agent has been requested by Foster's Brewing Group or any Participant to exercise any such Power, the Agent must seek the instructions of that Participant, those Participants or all Participants (as the case may be).

                  (ii) The Agent must act in accordance with those instructions.

                  (iii) The Agent may not exercise the Power without those instructions.

         (b) Where this Agreement or a Transaction Document does not expressly stipulate that the Agent is to exercise any of its Power on the instructions of any Participants:

                  (i) the Agent may (but is not obliged to) seek the instructions of the relevant Participant on whose behalf the Power is to be exercised or, in any other case, the Majority Participants;

                  (ii) if those instructions are given within 5 Business Days of the Agent seeking them or, if later, before the Agent exercises the Power, the Agent shall act in accordance with those instructions; and

                  (iii)    if:

                           (A) those instructions are not given within a period of 10 Business Days (or such other period as may be

BRIDGING FACILITY AGREEMENT                          Arthur Robinson
                                                     & Hedderwicks
--------------------------------------------------------------------------------

                                    provided for in the Trust Deed), the Agent may (but is not obliged to); or

                           (B)      no instructions are sought, the Agent must,

                           as it thinks fit, exercise the Power in the best interest of the Participant on whose behalf it is to be exercised or, in any other case, the Participants.

         (c) Any action taken by the Agent in accordance with this Agreement or the Transaction Documents binds all the Participants.

         (d) Except where this Agreement otherwise expressly provides, the Agent is not obliged to consult with the Participants before giving any consent, approval or agreement or making any determination.

32.3     NO OBLIGATION TO INVESTIGATE AUTHORITY

         (a) Neither the Borrower nor Foster's Brewing Group need inquire whether any instructions have been given to the Agent by all Participants, the Majority Participants or any Participant or as to the terms of those instructions.

         (b) As between the Borrower and Foster's Brewing Group on the one hand and the Agent and the Participants on the other, all action taken by the Agent will be taken to be authorised.

         (c) Where the Agent has sought the instructions of any Participant in relation to any consent, approval, agreement or waiver (each a Consent) requested by the Borrower or Foster's Brewing Group under this Agreement or a Transaction Document, the Agent must, upon request, notify Foster's Brewing Group of the Participants which:

                  (i)      instructed the Agent to give the Consent;

                  (ii)     instructed it not to give the Consent;

                  (iii) at the time of the request, have failed to give any instructions.

         (d) Each Participant irrevocably authorises the disclosure to Foster's Brewing Group by the Agent of the information under paragraph (c).

32.4     AGENT NOT A FIDUCIARY

         Except as expressly provided otherwise, the Agent will not be taken to owe any fiduciary duty to any Participant, any Group member or any other person except as expressly provided in this Agreement or a Transaction Document.

32.5     EXONERATION

         Neither the Agent nor any of its respective directors, officers, employees, agents, attorneys, Group members or successors is responsible to the Participants for or will be liable (whether in negligence or on any other ground whatever) in respect of:

BRIDGING FACILITY AGREEMENT                          Arthur Robinson
                                                     & Hedderwicks
--------------------------------------------------------------------------------

         (a) any conduct relating to, or any statement, conduct, representation or warranty contained in or relying on, any loan proposal or information memorandum or in this Agreement or any Transaction Document or in any document or agreement referred to in or received under this Agreement or any Transaction Document;

         (b) the value, validity, effectiveness, genuineness, enforceability or sufficiency of any loan proposal or information memorandum, in this Agreement or any Transaction Document or any other document or agreement;

         (c)      any failure by any Group member to perform its obligations; or

         (d) any action taken or omitted to be taken by it or them under this Agreement or any Transaction Document except in the case of its or their own fraud, wilful misconduct or negligence.

32.6     DELEGATION

         The Agent may employ agents and attorneys.

32.7     RELIANCE ON DOCUMENTS AND EXPERTS

         The Agent may rely on:

         (a) any document (including any facsimile transmission or email) given under or in relation to this Agreement or a Transaction Document and reasonably believed by it to be genuine and correct and to be given under any such document; and

         (b) advice and statements of lawyers, independent accountants and other experts selected by the Agent.

32.8     NOTICE OF TRANSFER

         The Agent may treat each Participant as the holder of the Participant's rights under this Agreement until the Agent has received a substitution certificate in accordance with this Agreement or a notice of assignment satisfactory to the Agent.

32.9     NOTICE OF DEFAULT

         (a) The Agent will be taken not to have knowledge of the occurrence of an Event of Default or Potential Event of Default unless the Agent has received notice from a Participant or Group member stating that an Event of Default or Potential Event of Default has occurred and describing it.

         (b) If the Agent receives such notice, or the officers of the Agent having day to day responsibility for the transaction become aware, that an Event of Default or Potential Event of Default has occurred, the Agent must notify the Participants.

32.10    AGENT AS PARTICIPANT AND BANKER

         (a) The Agent in its capacity as a Participant has the same rights and powers under this Agreement or any Transaction Documents as any other Participant. It may exercise them as if it were not acting as the Agent.

         (b) The Agent may engage in any kind of business with any Group member as if it were not the Agent. It may receive consideration for services in connection with this Agreement or any Transaction Document and otherwise without having to account to the Participants.

32.11    INDEMNITY TO AGENT

         (a) Each Participant indemnifies the Agent (to the extent not reimbursed by any Group member under this Agreement or any Transaction Document) ratably in accordance with its respective Commitment (or, if all the Commitments have been fully cancelled, in accordance with its respective Commitment as it was immediately before such cancellation) against any claim, loss, liability, cost and expense that may be incurred or sustained by the Agent directly or indirectly under or in relation to this Agreement or the Transaction Documents.

         (b) No Participant is liable under this Clause 32.11 for any of the above to the extent that they arise from the Agent's wilful misconduct or negligence.

         (c) This Clause 32.11 does not affect the liability of the Borrower.

32.12    INDEPENDENT INVESTIGATION OF CREDIT

         Each Participant confirms that it has made and will continue to make, independently and without reliance on the Agent or any other Participant, and based on the documents, agreements and information that it regards appropriate:

         (a)      its own investigations into the affairs of the Group members;
                  and

         (b) its own analyses and decisions whether to take or not take action under this Agreement or any Transaction Document.

32.13    NO MONITORING

         The Agent is not required to keep itself informed as to the compliance by any Group member with this Agreement or any Transaction Document or any other document or agreement or to inspect any property or book of any Group member.

32.14    INFORMATION

         (a) The Agent must provide to each Participant a copy of each notice, report and other document that is provided to the Agent (in its capacity as such) under this Agreement or the Transaction Documents in sufficient copies for the Participants.

         (b) The Agent is not obliged to disclose any information relating to any Group member if in the opinion of the Agent (on the basis of the advice of its legal advisers) disclosure would or might breach a law or a duty of secrecy or confidence. The Agent may disclose to the Participants any information relating to the business, financial condition, status or affairs of the Borrower which comes into its possession in its capacity as Agent, but it is not obliged to do so except to the extent that this Agreement or the Trust Deed expressly provide.

32.15    REPLACEMENT OF AGENT

         (a) Subject to the appointment of a successor Agent as provided in this Clause:

                  (i) the Agent may resign at any time by giving not less than 30 days' prior notice to the Participants and to Foster's Brewing Group; and

                  (ii) the Majority Participants may remove the Agent from office by giving not less than 30 days' prior notice to Foster's Brewing Group.

         (b) On notice of resignation or removal the Majority Participants have the right to appoint a successor Agent approved by Foster's Brewing Group who accepts the appointment.

         (c) If no successor Agent is appointed within 30 days after notice, the retiring Agent may appoint a successor Agent who accepts the appointment. Until the successor is appointed the Agent must continue to act as agent.

         (d) On its appointment the successor Agent will have all the rights, powers and obligations of the retiring Agent. The retiring Agent will be discharged from its rights, powers and obligations.

         (e) The retiring Agent must execute and deliver all documents or agreements that are necessary or in its opinion desirable to transfer to the successor Agent each Security Interest and Guarantee held by the retiring Agent or to effect the appointment of the successor Agent.

         (f) After any retiring Agent's resignation or removal, this Clause will continue in effect in respect of anything done or omitted to be done by it while it was acting as Agent.

         (g) Foster's Brewing Group must not unreasonably withhold its approval of any proposed successor Agent and must respond as soon as practicable to any request for approval.

         (h) The Borrower and Foster's Brewing Group (jointly and severally) must pay the costs in respect of its resignation, removal and replacement under Clause 32.15(a)(i) or (ii).

32.16    AMENDMENTS AND WAIVERS

         (a) Each Participant authorises the Agent to agree with the other parties to this Agreement or any Transaction Document to amend (or to instruct the Trustee to amend) this Agreement or any Transaction Document or to give any waiver in respect of any provision of this Agreement or any Transaction Document (or to instruct the Trustee to do so) if:

                  (i) the amendment or waiver will not increase the Commitments, change the fees or Margin, extend the Availability Period, amend the definitions of LIBOR, Repayment Date, and Majority Participants, extend the dates or reduce amounts of payment of any amounts under this Agreement or a Transaction Document or amend this Clause 32.16 or any provision under which the agreement or instructions of all Participants, the Majority Participants, all Creditors, the Majority Creditors or an individual Creditor being a Participant are required; and

                  (ii)     (A)      the Agent is satisfied that the amendment is
                                    made or the waiver is granted to correct a manifest error or an error of a minor nature or that the amendment or waiver is of a formal or technical nature only; or

                           (B) the Majority Participants have, on request by the Agent, notified the Agent of their agreement to the amendment or waiver.

                  Each Participant will be bound by any amendment so agreed to by the Agent as if it were party to the relevant amendment agreement, and will be bound by any waiver so granted by the Agent.

         (b) The Borrower irrevocably and unconditionally authorises Foster's Brewing Group to agree with any other party to this Agreement to any amendment to, or to any waiver in respect of, any provision of this Agreement. The Borrower's consent to any such amendment or waiver is not required. The Borrower will be bound by or any such amendment or waiver agreed to by Foster's Brewing Group as if it were party to the relevant amendment or waiver.

         (c) No amendment to Clause 10.1 of the Trust Deed as set out in paragraph 14 of Schedule 2 is permitted without the prior written consent of the Agent acting on the instructions of all Participants, and Foster's Brewing Group will not propose or agree to any such amendment.

33.      PROPORTIONATE SHARING

--------------------------------------------------------------------------------
33.1     SHARING

         Subject to the Trust Deed and except where this Agreement expressly provides for payment to be made directly to a Participant, whenever any

         Participant receives or recovers any money in respect of any sum due from the Borrower or Foster's Brewing Group (Payer) under this Agreement in any way (including without limitation by set-off) except through distribution by the Agent under this Agreement:

         (a)      the Participant must immediately notify the Agent;

         (b) the Participant must immediately pay that money to the Agent (unless the Agent otherwise directs);

         (c) the Agent must treat the payment as if it were a payment by the Payer on account of all money then payable to the Indemnified Parties; and

         (d)      (i)       the payment or recovery will be taken to have been a
                            payment for the account of the Agent and not to the Participant for its own account, and to that extent the liability of the Payer to the Participant will not be reduced by the recovery or payment, other than to the extent of any distribution received by the Participant under paragraph (c); and

                  (ii) (without limiting sub-paragraph (i)) immediately on the Participant making or becoming liable to make a payment under paragraph (b), the Payer must indemnify the Participant against the payment to the extent that (notwithstanding sub-paragraph (i)) its liability has been discharged by the recovery or payment.

         If all or a portion of the relevant recovery or payment by or to the Participant is subsequently rescinded or must otherwise be restored to the Payer the Participants must repay to the Agent for the account of the Participant the amount that is necessary to ensure that all the Participants share ratably in the amount of the recovery or payment retained. Paragraphs (c) and (d) above apply only to the retained amount.

33.2     REFUSAL TO JOIN IN ACTION

         A Participant who does not accept an invitation to join an action against a Group member or does not share in the costs of the action (in each case having been given a reasonable opportunity to do so) is not entitled to share in any amount so recovered.

34.      NOTICES

--------------------------------------------------------------------------------

         Any notice, demand, consent or other communication (a Notice) given under this Agreement:

         (a) must be in writing and signed by an Authorised Officer of the sender;

         (b) must be delivered to the intended recipient by prepaid post (where posted to an address in another country, by registered airmail) or by hand or fax to the address or fax number set out in this Agreement or the address or fax number last notified by the intended recipient to the sender; and

BRIDGING FACILITY AGREEMENT                          Arthur Robinson
                                                     & Hedderwicks
--------------------------------------------------------------------------------

         (c)      will be taken to be duly given or made:

                  (i)      in the case of delivery in person, when delivered;

                  (ii) in the case of delivery by post, two Business Days after the date of posting (where posted to an address in the same country) or seven Business Days after the date of posting (where posted to an address in another country); and

                  (iii) in the case of fax, on receipt by the sender of a transmission control report from the despatching machine showing the relevant number of pages and the correct destination fax machine number or name of recipient and indicating that the transmission has been made without error, but if the result of the foregoing is that a Notice would be taken to be given or made on a day that is not a business day in the place to which the Notice is sent or is later than 4.00pm (local time) it will be taken to have been duly given or made at the commencement of business on the next business day in that place.

35.      AUTHORISED OFFICERS
--------------------------------------------------------------------------------

         Each of the Borrower and Foster's Brewing Group irrevocably authorises each Indemnified Party to rely on a certificate by any person purporting to be its director or secretary as to the identity and signatures of its Authorised Officers. Each of the Borrower and Foster's Brewing Group warrants that those persons have been authorised to give notices and communications under or in connection with this Agreement.

36.      GOVERNING LAW
--------------------------------------------------------------------------------

         This Agreement is governed by the laws of Victoria.

37.      COUNTERPARTS

--------------------------------------------------------------------------------

         This Agreement may be executed in any number of counterparts. All counterparts together will be taken to constitute one instrument.

38.      CONFIDENTIALITY
--------------------------------------------------------------------------------
         This Agreement and the transactions contemplated by it are confidential. Clause 34 of the Trust Deed applies to them.

BRIDGING FACILITY AGREEMENT                          Arthur Robinson
                                                     & Hedderwicks
--------------------------------------------------------------------------------

39.      ACKNOWLEDGEMENT BY BORROWER AND FOSTER'S BREWING GROUP
--------------------------------------------------------------------------------

         Each of the Borrower and Foster's Brewing Group confirm that:

         (a) it has not entered into this Agreement in reliance on, or as a result of, any statement or conduct of any kind of or on behalf of any Indemnified Party or any Related Company of any Indemnified Party (including, without limitation, any advice, warranty, representation or undertaking); and

         (b) neither any Indemnified Party nor any Group member of any Indemnified Party is obliged to do anything (including, without limitation, disclose anything or give advice),

         except as expressly set out in this Agreement.

40.      GOODS AND SERVICES TAX
--------------------------------------------------------------------------------

         Notwithstanding any other provision of this Agreement:

         (a) if GST is payable in relation to a supply made under or in connection with this Agreement the party making the supply may, in addition to any amount or consideration payable under this Agreement, and subject to issuing a valid tax invoice, recover from the recipient of the supply an additional amount on account of GST, such amount to be calculated by multiplying the relevant amount or consideration payable for the relevant supply by the prevailing GST rate;

         (b) without limiting the generality of the foregoing, in the event that an Indemnified Party is not entitled to an input tax credit in respect of the amount of any GST charged to or recovered from such Indemnified Party, by any person, or payable by such Indemnified Party, or in respect of any amount which is recovered from an Indemnified Party by way of reimbursement of GST referable directly or indirectly to any supply made under or in connection with this Agreement, the Indemnified Party shall be entitled to increase any amount or consideration payable by the Borrower on account of such input tax and recover from the Borrower the amount of any such increase;

         (c) where the Borrower is required under this agreement to indemnify or reimburse an Indemnified Party for any costs, expenses or liabilities of the Indemnified Party, then the amount of the costs, expenses or liabilities is the actual amount incurred by the Indemnified Party, less any input tax credit the Indemnified Party is entitled to receive in relation to those costs, expenses or liabilities. For the purposes of this paragraph (c) the Indemnified Party is entitled to receive those input tax credits that can be identified and quantified in accordance with the apportionment model used by the Indemnified Party from time to time as approved by the Australian Taxation Office.

         Any additional amount on account of GST, or on account of an amount for which the Indemnified Party is not entitled to an input tax credit, recoverable

BRIDGING FACILITY AGREEMENT                          Arthur Robinson
                                                     & Hedderwicks
--------------------------------------------------------------------------------

         from the Borrower pursuant to paragraph (a) or paragraph (b) of this Clause shall be calculated without any deduction or set-off of any other amount

         In this clause the terms input tax credit and tax invoice have the meanings given in Section 195-1 of the A New Tax System (Goods and Services Tax) Act 1999.

BRIDGING FACILITY AGREEMENT                          Arthur Robinson
                                                     & Hedderwicks
--------------------------------------------------------------------------------
SCHEDULE 1

PARTICIPANTS
--------------------------------------------------------------------------------------------------
1                                             2                3
                                              COMMITMENT
                                              (US$)            US LENDING OFFICE
PARTICIPANT
--------------------------------------------- ---------------- -----------------------------------
NATIONAL AUSTRALIA BANK LIMITED               135,000,000      NATIONAL AUSTRALIA BANK LIMITED
(ABN 12 004 044 937) of Level 2,                               34th Floor, Metlife Building
271 Collins Street, Melbourne Victoria                         200 Park Avenue
Australia                                                      New York  NY  10166 USA

                                                               Attention Mr Bill Schmid
                                                               Fax No  (1 212) 983 1969
--------------------------------------------- ---------------- -----------------------------------
BANK OF AMERICA NATIONAL ASSOCIATION (ABN     135,000,000      BANK OF AMERICA NATIONAL
51 664 874 531) of 1850 Gateway Boulevard,                     ASSOCIATION
Concorde California 95420-3282, USA                            1850 Gateway Boulevard, Concorde
                                                               California 95420-3282, USA

                                                               Attention  Elvira Sabio
                                                               Fax No  (1 925) 969 2861
---------------------------------------------                  -----------------------------------
WESTPAC BANKING CORPORATION (ABN 33 007 457   135,000,000      WESTPAC CORPORATE BANKING
141) of 360 Collins Street, Melbourne                          Level 39, 575 Fifth Avenue, New
Victoria Australia                                             York 10017-24 USA

                                                               Attention  Ms Kate Perry, Vice
                                                               President, Corporate Relationship
                                                               Manager
                                                               Fax No  (1 212) 551 1995
--------------------------------------------- ---------------- -----------------------------------
COMMONWEALTH BANK OF AUSTRALIA (ABN 48 123    135,000,000      COMMONWEALTH BANK OF AUSTRALIA
123 124) of 385 Bourke Street, Melbourne                       Grand Cayman Branch
Victoria Australia                                             C/- Commonwealth Bank of Australia
                                                               599 Lexington Avenue
                                                               New York, NY 1000 22  USA

                                                               Attention  Executive Vice
                                                               President and General Manager,
                                                               Americas
                                                               Fax No  (1 212) 336 7772
--------------------------------------------- ---------------- -----------------------------------
AUSTRALIA AND NEW ZEALAND BANKING GROUP       135,000,000      AUSTRALIA AND NEW ZEALAND BANKING
LIMITED (ABN 11 005 357 522) of 530 Collins                    GROUP LIMITED
Street, Melbourne Victoria Australia)                          1177 Avenue of the Americas
                                                               New York NY
                                                               USA 10036 2798

                                                               Attention  Mr Damodar Menon
                                                               Fax No  (1 212) 801 9131
--------------------------------------------- ---------------- -----------------------------------

BRIDGING FACILITY AGREEMENT                          Arthur Robinson
                                                     & Hedderwicks
--------------------------------------------------------------------------------

--------------------------------------------- ---------------- -----------------------------------
1                                             2                3
                                              COMMITMENT
PARTICIPANT                                   (US$)            US LENDING OFFICE
--------------------------------------------- ---------------- -----------------------------------
UBS AG, STAMFORD BRANCH of 667 Washington     135,000,000      UBS AG, STAMFORD BRANCH
Boulevard                                                      667 Washington Boulevard
Stamford CT 06902  USA                                         Stamford CT 06902  USA

                                                               Attention Ms Marie Haddad
                                                               Fax No (1 203) 719 3888
--------------------------------------------- ---------------- -----------------------------------

BRIDGING FACILITY AGREEMENT                          Arthur Robinson
                                                     & Hedderwicks
--------------------------------------------------------------------------------

SCHEDULE 2

CONDITIONS PRECEDENT
--------------------------------------------------------------------------------


1.       VERIFICATION CERTIFICATE
--------------------------------------------------------------------------------
         A certificate in relation to each of the Borrower and Foster's Brewing Group given by any of its directors, secretaries or assistant secretaries substantially in the form of Annexure C with the attachments referred to and dated not earlier than 14 days before the first Drawdown Date.

2.       EXECUTED COUNTERPARTS
--------------------------------------------------------------------------------
         Duly executed counterparts of this Agreement.

3.       EQUITY ISSUE
--------------------------------------------------------------------------------
         A certificate from the secretary or Chief Financial Officer of Foster's Brewing Group that Foster's Brewing Group has received the proceeds from the Equity Issue of an aggregate amount of at least A$500,000,000.

4.       EXCHANGEABLE BOND ISSUE
--------------------------------------------------------------------------------

         (a) A certified copy of the terms of the Exchangeable Bond Issue proposed by Foster's Brewing Group which provide for:

                  (i) the issue of bonds with a tenor of 3 years of an aggregate face amount of US$400,000,000; and

                  (ii) the subordination of the claims of the bondholders against the issuer of the bonds and Foster's Brewing Group as guarantor with respect to the bonds on the winding up of the issuer or Foster's Brewing Group (as applicable) to the claims of unsubordinated creditors of the issuer or Foster's Brewing Group (as applicable).

         (b) A copy of the signed engagement letter received by Foster's Brewing Group from UBS Warburg (or its applicable affiliate) with respect to the Exchangeable Bond Issue which provides for it to take place by 31 December 2000.

BRIDGING FACILITY AGREEMENT                          Arthur Robinson
                                                     & Hedderwicks
--------------------------------------------------------------------------------

5.       FUNDING
--------------------------------------------------------------------------------
         A certificate signed by Chief Financial Officer of Foster's Brewing Group certifying that sufficient funds (whether in the form of debt, equity or other form of funds) are available to the Group to acquire Beringer and the sources of those funds.

6.       PURCHASE PRICE
--------------------------------------------------------------------------------
         A certificate signed by Chief Financial Officer of Foster's Brewing Group certifying that the consideration to be paid by the applicable Subsidiary of Foster's Brewing Group under its takeover offer for the shares in Beringer does not exceed US$55.75 per share.

7.       APPROVED FACILITY CERTIFICATE
--------------------------------------------------------------------------------
         An Approved Facility Certificate in respect of the Facility.

8.       CREDITORS
--------------------------------------------------------------------------------
         Each Participant is a Creditor under the Trust Deed.

9.       RATING
--------------------------------------------------------------------------------
         A confirmation received by Foster's Brewing Group from Standard & Poor's (or its Australian subsidiary) that the credit rating allocated by it to the long term unsecured and unsubordinated debt of Foster's Brewing Group will remain BBB+ or better.

10.      BILATERALS
--------------------------------------------------------------------------------

         (a) Confirmation from Foster's Brewing Group that it has entered into amending documents to its existing bilateral facilities extended by the Participants which provide for the increase in limits and extensions of maturity dates advised to the Participants by Foster's Brewing Group before the date of this Agreement.

         (b) Confirmation from Foster's Brewing Group that it has entered into a bilateral facility with UBS AG, Stamford Branch which provides for a limit of US$125,000,000 to be made available to the Borrower for a term ending on 30 September 2005.

BRIDGING FACILITY AGREEMENT                          Arthur Robinson
                                                     & Hedderwicks
--------------------------------------------------------------------------------

11.      AUTHORISATIONS
--------------------------------------------------------------------------------
         All necessary Authorisations for the provision of the financial accommodation under this Agreement and the acquisition of Beringer directly or indirectly by Foster's Brewing Group have been obtained.

12.      LEGAL OPINIONS
--------------------------------------------------------------------------------
         (a) An opinion of each of Arthur Robinson & Hedderwicks and Jones, Day, Reavis and Pogue respectively Australian and US legal advisers to the Borrower and Foster's Brewing Group.

         (b) An advice or opinion from Jones, Day, Reavis and Pogue that, upon Foster's Brewing Group or any of its wholly owned subsidiaries acquiring more than half the shares of Beringer, the compulsory acquisition of the remaining shares under Delaware General Corporation Law is permitted.

         (c) An opinion of Mallesons Stephen Jaques, the Australian legal advisers to the Agent.

13.      MAJORITY SHAREHOLDING
--------------------------------------------------------------------------------

         A certificate signed by Chief Financial Officer of Foster's Brewing Group certifying that acceptances under its takeover offer for more than 50% of the voting shares in Beringer have been received.

14.      TRUST DEED
--------------------------------------------------------------------------------
         Amendment of the Trust Deed:

         (a) to insert into Clause 1.1 of the Trust Deed a definition of BERINGER to mean Beringer Wine Estates Holdings, Inc.;

         (b) to insert into Clause 1.1 of the Trust Deed a definition of EXCHANGEABLE BOND ISSUE to mean the bonds issued or to be issued by a subsidiary of Foster's Brewing Group in connection with the acquisition by the Group of Beringer of an aggregate face amount of US$400,000,000 upon the security of a subordinated guarantee from Foster's Brewing Group.

         (c)      to insert in Clause 10.1 the following after paragraph (f):

                  "(g) Subject to paragraph (h), this Clause 10.1 applies to Beringer as if it were a Major Subsidiary. Accordingly, all references in this Clause 10.1 to MAJOR SUBSIDIARY or RELEVANT SUBSIDIARY include Beringer.

                  (h) If Beringer were to become a Guarantor and this would breach any agreements in existence as at the date on which it became a member of the Group (other than an agreement

BRIDGING FACILITY AGREEMENT                          Arthur Robinson
                                                     & Hedderwicks
--------------------------------------------------------------------------------

                           created or entered into in contemplation of it becoming a member of the Group), then paragraph (g) will not apply while that breach would occur. Foster's Brewing Group undertakes to use all reasonable endeavours to obtain, as soon as practicable after Beringer becomes a wholly owned Subsidiary of Foster's Brewing Group, such consents or waivers as are necessary to ensure that Beringer can become a Guarantor without breaching any such agreements."

         (d)      amend Clause 4.2(a) of the Trust Deed to read as follows:

                  "(a)     (i)      Subject to paragraph (ii), the ratio of
                                    Financial Indebtedness to Net Profit After
                                    Tax for the 12 month period ending 31
                                    December and 30 June each year shall not be greater than 5.00:1.00.

                           (ii) The ratio of Financial Indebtedness to Net Profit After Tax for the 12 month period ending 31 December 2000, 30 June 2001 and 31 December 2001 shall not be greater than 5.75:1.00 unless all bonds under the Exchangeable Bond Issue have been exchanged into ordinary shares of Foster's Brewing Group, in which case, paragraph (a)(i) will apply with effect on and from the date on which all the bonds have been so exchanged.

                          For the purposes of determining this ratio, Financial Indebtedness shall be calculated as the simple average of the month end Financial Indebtedness for the 13 month period commencing on the preceding 31 December or 30 June, as the case may be."

         (e) insert the following after paragraph (E) in the definition of Relevant Indebtedness in Clause 4.1(n)(ii) of the Trust Deed:

                  "(F) of a special purpose, newly incorporated and wholly owned Subsidiary of Foster's Brewing Group under the Exchangeable Bond Issue; or

                  (G) of a Beringer member which is outstanding at the date on which Beringer becomes a member of the Group and which was not created in contemplation of it becoming a member of the Group if such Financial Indebtedness permanently ceases to be outstanding 12 months after it becomes a member of the Group.

                  BERINGER MEMBER means Beringer or any of its Subsidiaries."

         (f) Insert in Clause 4.1(p)(iv) the words "and Beringer only after it becomes a wholly owned subsidiary" after "Mildara Blass Limited".

BRIDGING FACILITY AGREEMENT                          Arthur Robinson
                                                     & Hedderwicks
--------------------------------------------------------------------------------

15.      DIVIDEND REINVESTMENT PLAN UNDERWRITING
--------------------------------------------------------------------------------
         An underwriting commitment letter for a period of three years under which UBS Warburg (or any of its affiliates) agrees to enter into three consecutive 12 month underwriting agreements pursuant to which it will underwrite shares to be issued by Foster's Brewing Group under its dividend reinvestment plan at a 5% discount with respect to 30% of the dividends declared by Foster's Brewing Group during the currency of each such agreement.

BRIDGING FACILITY AGREEMENT                          Arthur Robinson
                                                     & Hedderwicks
--------------------------------------------------------------------------------

EXECUTED as an agreement.

Each attorney executing this Agreement states that he or she has no notice of revocation or suspension of his or her power of attorney.

THE BORROWER
--------------------------------------------------------------------------------





SIGNED for and on behalf of FBG TREASURY (USA)
INC. by its attorney.


/s/ DOMENIC PANACCIO
---------------------------------------------------
ATTORNEY'S SIGNATURE


DOMENIC PANACCIO
---------------------------------------------------
PRINT NAME


FOSTER'S BREWING GROUP LIMITED
--------------------------------------------------------------------------------

SIGNED for and on behalf of FOSTER'S
BREWING GROUP LIMITED by its attorney.


/s/ DOMENIC PANACCIO
---------------------------------------------------
ATTORNEY'S SIGNATURE


DOMENIC PANACCIO
---------------------------------------------------
PRINT NAME

BRIDGING FACILITY AGREEMENT                          Arthur Robinson
                                                     & Hedderwicks
--------------------------------------------------------------------------------

THE PARTICIPANTS
--------------------------------------------------------------------------------



SIGNED for and on behalf of NATIONAL
AUSTRALIA BANK LIMITED by its attorney.


/s/ PETER BALDI
---------------------------------------------------
ATTORNEY'S SIGNATURE


PETER BALDI
---------------------------------------------------
PRINT NAME

SIGNED for and on behalf of BANK OF
AMERICA NATIONAL ASSOCIATION by its
authorised signatory.


/s/ UMESH GUPTA
---------------------------------------------------
AUTHORISED SIGNATORY


UMESH GUPTA
---------------------------------------------------
PRINT NAME

SIGNED for and on behalf of
WESTPAC BANKING CORPORATION.


                                                    /s/ R.M. NICHOLLS
                                                    ----------------------------
                                                    SENIOR MANAGER SIGNATURE

                                                    ROBERT NICHOLLS
                                                    ----------------------------
                                                    PRINT NAME

                                                    /s/ MARCUS O'CALLAGHAN
                                                    ----------------------------
                                                    COUNSEL SIGNATURE

                                                    MARCUS O'CALLAGHAN
                                                    ----------------------------
                                                    PRINT NAME

BRIDGING FACILITY AGREEMENT                          Arthur Robinson
                                                     & Hedderwicks
--------------------------------------------------------------------------------

SIGNED for and on behalf of
COMMONWEALTH BANK OF AUSTRALIA by its
attorney.

/s/ JOHN BATCHELOR
---------------------------------------------------
ATTORNEY'S SIGNATURE

JOHN BATCHELOR
---------------------------------------------------
PRINT NAME

SIGNED for and on behalf of AUSTRALIA
AND NEW ZEALAND BANKING GROUP LIMITED
by its attorney.

/s/ EDWARD A. HORE
---------------------------------------------------
ATTORNEY'S SIGNATURE

EDWARD A. HORE
---------------------------------------------------
PRINT NAME

SIGNED for and on behalf of UBS AG,
STAMFORD BRANCH by its attorney.

/s/ A. J. HOLLAND
---------------------------------------------------
ATTORNEY'S SIGNATURE

A. J. HOLLAND
---------------------------------------------------
PRINT NAME

BRIDGING FACILITY AGREEMENT                          Arthur Robinson
                                                     & Hedderwicks
--------------------------------------------------------------------------------

THE AGENT
--------------------------------------------------------------------------------

SIGNED for and on behalf of NATIONAL
AUSTRALIA  BANK LIMITED by its attorney.

/s/ PETER BALDI
---------------------------------------------------
ATTORNEY'S SIGNATURE

PETER BALDI
---------------------------------------------------
PRINT NAME

BRIDGING FACILITY AGREEMENT                          Arthur Robinson
                                                     & Hedderwicks
--------------------------------------------------------------------------------
ANNEXURE A

DRAWDOWN NOTICE
--------------------------------------------------------------------------------

To:      National Australia Bank Limited

BRIDGING FACILITY - DRAWDOWN NOTICE NO[#]

We refer to the Bridging Facility Agreement dated [# 2000] (the FACILITY AGREEMENT).

Under Clause 6 of the Facility Agreement:

1.       we give you irrevocable notice that we wish to draw on [#] (the
         DRAWDOWN DATE);

         [NOTE: Drawdown Date is to be a Business Day.]

2.       the aggregate principal amount to be drawn is US$[#];

         [NOTE: Amount is to comply with the limits in Clause 2.]

3.       particulars of each Segment of each Facility are as follows:


         ------------------------------- ----------------------------
         PRINCIPAL AMOUNT                FUNDING PERIOD
         (US$)
                                         [1/2/3/6 month(s)]
         ------------------------------- ----------------------------

         [NOTE: Amounts are to comply with Clause 7 and length of Funding Periods are to comply with Clause 9.]

--------------------------------------------------------------------------------

4. we confirm that the funds drawn under this Drawdown Notice are for the purposes set out in Clause 4 of the Facility Agreement.

5. we request that the proceeds of the Segments be remitted to account number [##] at [##]

BRIDGING FACILITY AGREEMENT                          Arthur Robinson
                                                     & Hedderwicks
--------------------------------------------------------------------------------

6. we acknowledge that pursuant to Clause 3.4 of the Trust Deed, the representations and warranties in Clause 3 of the Trust Deed are repeated on the date of this notice with respect to the facts and circumstances then existing.

Definitions in the Facility Agreement apply when used in this Drawdown Notice.

For and on behalf of

FBG TREASURY (USA) INC.

By:      [Authorised Officer]

Dated:

BRIDGING FACILITY AGREEMENT                          Arthur Robinson
                                                     & Hedderwicks
--------------------------------------------------------------------------------

ANNEXURE B

SELECTION NOTICE

--------------------------------------------------------------------------------

To:      National Australia Bank Limited

[#] - SELECTION NOTICE NO [#]

We refer to the Bridging Agreement dated [#] (the FACILITY AGREEMENT).

Under Clause 8 of the Facility Agreement:

1. we give you irrevocable notice that we wish to draw or continue [a Segment/Segments] on [#] (the SELECTION DATE).

         [NOTE: Selection Date is to be a Business Day.]

2. particulars of [each/the] Segment [of each Facility] requested are as follows:


         ---------------------- ----------------------- ------------------------
         FACILITY               PRINCIPAL AMOUNT        FUNDING PERIOD
                                (US$)                   ------------------------

                                                        [1/2/3/6 month(s)]

         ---------------------- ----------------------- ------------------------

         [NOTE: Amounts are to comply with Clause 7 and length of Funding Periods are to comply with Clause 9.]

3. we acknowledge that pursuant to Clause 3.4 of the Trust Deed, the representations and warranties in Clause 3 of the Trust Deed are repeated on the date of this notice with respect to the facts and circumstances then existing.

Definitions in the Facility Agreement apply when used in this Drawdown Notice.

For and on behalf of

FBG TREASURY (USA) INC.

By:      [Authorised Officer]

Dated:

BRIDGING FACILITY AGREEMENT                          Arthur Robinson
                                                     & Hedderwicks
--------------------------------------------------------------------------------

ANNEXURE C

VERIFICATION CERTIFICATE

--------------------------------------------------------------------------------

To:      National Australia Bank Limited

BRIDGING FACILITY

I [*name] am a [director]/[secretary]/[assistant secretary]+ of Treasury USA/Foster's Brewing Group] (the COMPANY).

I refer to the facility agreement (the FACILITY AGREEMENT) dated [#] between the Company, [Foster's Brewing Group Limited/FBG Treasury (USA) Inc.]+ the banks and financial institutions named therein as Participants and National Australia Bank Limited as Agent.

Definitions in the Facility Agreement apply in this Certificate.

I CERTIFY as follows:

1. Attached to this Certificate are true, complete and up to date copies of each of the following:

         (a)      the constituent documents of the Company (marked `A');

         (b) a power of attorney granted by the Company authorising the execution on behalf of the Company of the Facility Agreement (marked `B'). That power of attorney has not been revoked by the Company and remains in full force and effect; and

         (c) extract of minutes of a meeting of the [directors/committee of directors] of the Company approving execution of the Facility Agreement, and the power of attorney referred to in paragraph
                  (b) and appointing Authorised Officers of the Company for the purposes of the Facility Agreement (marked `C'). Such resolutions have not been amended, modified or revoked and are in full force and effect;

2. Attached to this Certificate is a list setting out copies of the true signatures of the Authorised Officers of the Company who have been authorised to give notices and communications under or in connection with the Facility Agreement.

BRIDGING FACILITY AGREEMENT                          Arthur Robinson
                                                     & Hedderwicks
--------------------------------------------------------------------------------

Signed:
---------------------------------------------------
[Director/Secretary/Assistant Secretary]+

Dated:
[+ Strike out whichever is not applicable]

BRIDGING FACILITY AGREEMENT                          Arthur Robinson
                                                     & Hedderwicks
--------------------------------------------------------------------------------
ANNEXURE D

SUBSTITUTION CERTIFICATE
--------------------------------------------------------------------------------

for a Participation of US$[   ]


relating to the Facility Agreement (the FACILITY AGREEMENT) dated [#] between FBG Treasury (USA) Inc. (the Borrower) and Foster's Brewing Group Limited, National Australia Bank Limited as Agent and the Participants named in that agreement


PARTIES

-------------
1.     [NAME] (the SUBSTITUTE PARTICIPANT).

2.     [NAME] (the RETIRING PARTICIPANT).

3. [NAME] (the AGENT) for itself and on behalf of the other parties to the Facility Agreement.

--------------------------------------------------------------------------------

IT IS AGREED as follows.
1.       DEFINITIONS

--------------------------------------------------------------------------------

1.1 In this Certificate terms defined in the Facility Agreement have the same meanings and the following definitions apply unless the context requires otherwise.

         SUBSTITUTED PARTICIPATION means US$[ ] of] the Commitment of the Retiring Participant [and [ % of] any participation in the Principal Outstanding drawn utilising that Commitment].

         SUBSTITUTION DATE means the date of countersignature of this Certificate by the Agent [or [ ] whichever is the later]. [NOTE: Insert any other date or dates as appropriate.]

2.2      Clause 1.2 of the Facility Agreement applies to this Certificate.

2.       SUBSTITUTION

--------------------------------------------------------------------------------
2.1     RELEASE OF RETIRING PARTICIPANT

         The Retiring Participant ceases to be entitled to and bound by its rights and obligations as a Participant under the Facility Agreement and Transaction

BRIDGING FACILITY AGREEMENT                          Arthur Robinson
                                                     & Hedderwicks
--------------------------------------------------------------------------------

         Documents [relating to the Substituted Participation] [NOTE: Insert if only part of Commitment assumed.] with effect from and including the Substitution Date, but will remain entitled to and bound by rights and obligations that accrue up to the Substitution Date.

2.2      ASSUMPTION BY SUBSTITUTE PARTICIPANT

         With effect from and including the Substitution Date:

         (a) the Substitute Participant and each of the parties to the Facility Agreement must assume obligations towards each other and acquire rights against each other that are identical to the rights and obligations that cease under Clause 2.1, except insofar as the obligations so assumed and rights so acquired relate to the identity of or location of the Substitute Participant and not to the identity of or location of the Retiring Participant; and

         (b) the Substitute Participant will be deemed a party to the Facility Agreement as a Participant with a Commitment [and participation in the Principal Outstanding] equal to the Substituted Participation.

3.       INDEPENDENT ASSESSMENT BY SUBSTITUTE PARTICIPANT
--------------------------------------------------------------------------------

         Without limiting the generality of Clause 2 the Substitute Participant agrees as specified in Clause 32.5 and 32.12 of the Facility Agreement (which applies subject to any agreement to the contrary as if references in that Clause to the Agent included the Retiring Participant) and as if references to any Transaction Document included this Certificate.

4.       PAYMENTS
--------------------------------------------------------------------------------
         From and including the Substitution Date the Agent must make all payments due under the Facility Agreement or the Transaction Documents in relation to the Substituted Participation to the Substitute Participant. The Retiring Participant and the Substitute Participant will make directly between themselves those payments and adjustments which they agree with respect to accrued interest, fees, costs and other amounts attributable to the Substituted Participation prior to the Substitution Date.

5.       WARRANTY
--------------------------------------------------------------------------------
         The Retiring Participant and the Substitute Participant jointly and severally represent and warrant to the other parties that Clause 31.2 of the Facility Agreement has been complied with in relation to the Substitute Participant.

6.       NOTICES
--------------------------------------------------------------------------------
         For the purpose of the Facility Agreement, the Lending Office and address for correspondence of the Substitute Participant is the address set out below.

BRIDGING FACILITY AGREEMENT                          Arthur Robinson
                                                     & Hedderwicks
--------------------------------------------------------------------------------
7.       REGISTRATION FEE

--------------------------------------------------------------------------------

         A registration fee of A$1,500 is payable by the Substitute Participant to the Agent on delivery of this Certificate to the Agent.

8.      LAW
--------------------------------------------------------------------------------

         This Certificate is governed by the laws of Victoria.

SIGNED by the authorised representative of the parties.

THE RETIRING PARTICIPANT

[Name]



BY:

---------------------------------------------------

SIGNATURE

---------------------------------------------------

PRINT NAME


THE SUBSTITUTE PARTICIPANT

[Name]



BY:

---------------------------------------------------

SIGNATURE

---------------------------------------------------

PRINT NAME

Lending Office and address for correspondence:

[Address for correspondence (if different from Lending Office):]

BRIDGING FACILITY AGREEMENT                          Arthur Robinson
                                                     & Hedderwicks
--------------------------------------------------------------------------------

Countersigned by an authorised representative of the Agent for itself and for the other parties to the Facility Agreement.

THE AGENT

[Name]



BY:

---------------------------------------------------

SIGNATURE

---------------------------------------------------

PRINT NAME

Dated: